SHARE EXCHANGE AGREEMENT

THIS AGREEMENT is made effective as of the 28th day of June, 2013

AMONG:

ROCKFORD MINERALS INC.

a Nevada corporation with an address at 369 Shuter Street, Toronto, Ontario M5A 1X2

(“Pubco”)

AND:

1896432 ONTARIO INC.

an Ontario corporation with an address at 369 Shuter Street, Toronto, Ontario M5A 1X2

(“Subco”)

AND:

TROPIC SPA INC.

an Ontario corporation with an address at 1057 Parkinson Road, Unit 9, Woodstock, Ontario N4S 7W3

(“Priveco”)

AND:

THE UNDERSIGNED SHAREHOLDERS OF PRIVECO LISTED ON SCHEDULE A ATTACHED HERETO

(the “Selling Shareholders”)

WHEREAS:

A.	The Selling Shareholders are the registered and beneficial owners of 78,030,877 issued and outstanding common shares in the capital of Priveco;

B.
Pubco has agreed to arrange for Subco, a wholly-owned subsidiary of Pubco, to issue 78,030,877 preferred shares in the capital of Subco as of the Closing Date (as defined below) to the Selling Shareholders as consideration for the purchase by Pubco of all of the issued and outstanding common shares of Priveco held by the Selling Shareholders; and

C.
Upon the terms and subject to the conditions set forth in this Agreement, the Selling Shareholders have agreed to sell all of the issued and outstanding common shares of Priveco held by the Selling Shareholders to Pubco in exchange for preferred shares of Subco.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties), the parties covenant and agree as follows:

1.  INTERPRETATION

1.1	Definitions. In this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

(a)	“Agreement” means this Agreement and all the schedules, appendices and other documents attached hereto or referred to herein, and all amendments, supplements or other modifications, if any, hereto;

(b)
“Callco” means 1896431 Ontario Inc., a wholly-owned subsidiary of Pubco existing under the laws of the Province of Ontario, or any other direct or indirect wholly-owned subsidiary of Pubco designated by Pubco from time to time in replacement thereof;

(c)
“Closing” means the completion of the Transaction, in accordance with Section 8 hereof, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(d)
“Closing Date” means a date mutually agreed upon by the parties hereto in writing and in accordance with Section 8.1 following the satisfaction or waiver by Pubco, Subco and Priveco of the conditions precedent set out in Sections 6.1 and 6.2, respectively;

(e)	“Closing Documents” means the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(f)	“Contract” has the meaning ascribed to that term in Section 3.20;

(g)	“Copyrights” has the meaning ascribed to that term in Section 3.16(a)(iii);

(h)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(i)	“GAAP” means United States generally accepted accounting principles applied in a manner consistent with prior periods;

(j)	“Intellectual Property Assets” has the meaning ascribed to that term in Section 3.16(a);

(k)	“Leases” has the meaning ascribed to that term in Section 3.19;

(l)
“Liabilities” includes any direct or indirect indebtedness, guarantee, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, liquidated or unliquidated, secured or unsecured;

(m)	“Marks” has the meaning ascribed to that term in Section 3.16(a)(i);

(n)
“Material Adverse Effect” means any event, condition or change which individually or in the aggregate constitutes, or could reasonably be expected to have, a material adverse effect on the business, operations, assets, properties, prospects or condition (financial or otherwise) of a party taken as a whole; provided, however, that the determination of whether a material adverse effect has occurred shall be made ignoring any event, change, fact or effect resulting from: (i) any change in laws or interpretation thereof; (ii) any generally applicable change or development in economic, regulatory, business or financial market conditions; (iii) any acts of terrorism or war; (iv) the execution or announcement of this Agreement; (v) in respect of Rockford, any breach of this Agreement by Priveco or the Selling Shareholders; and (vi) in respect of Priveco, any breach of this Agreement by Rockford or Subco;

(o)
“Ontario Securities Act” means the Securities Act (Ontario), R.S.O. 1990, c. S.5, together with all regulations adopted thereunder, and all blanket rulings, policy statements, orders, rules and notices of the Ontario Securities Commission;

(p)	“Patents” has the meaning ascribed to that term in Section 3.16(a)(ii);

(q)	“Priveco Accounting Date” means November 30, 2012;

(r)	“Priveco Common Stock” has the meaning ascribed to that term in Section 3.3;

(s)	“Priveco Documents” has the meaning ascribed to that term in Section 3.2;

(t)	“Priveco Financial Statements” has the meaning ascribed to that term in Section 3.10;

(u)	“Priveco Preferred Stock” has the meaning ascribed to that term in Section 3.3;

(v)
“Priveco Shares” means the 78,030,877 fully paid and non-assessable common shares of Priveco held by the Selling Shareholders, being all of the issued and outstanding common shares of Priveco beneficially held, either directly or indirectly, by the Selling Shareholders;

(w)	“Pubco Accounting Date” means April 30, 2013;

(x)	“Pubco Common Stock” has the meaning ascribed to that term in Section 2.3;

(y)	“Pubco Documents” has the meaning ascribed to that term in Section 4.2;

(z)	“Pubco Financial Statements” has the meaning ascribed thereto in Section 4.10;

(aa)	“Pubco SEC Documents” has the meaning ascribed to that term in Section 4.9;

(bb)	“SEC” means the United States Securities and Exchange Commission;

(cc)	“Securities Act” means the United States Securities Act of 1933, as amended;

(dd)	“Subco Common Stock” has the meaning ascribed to that term in Section 5.3;

(ee)	“Subco Documents” has the meaning ascribed to that term in Section 5.2;

(ff)	“Subco Preferred Stock” has the meaning ascribed to that term in Section 2.3;

(gg)	“Subco Shares” means the 78,030,877 fully paid and non-assessable preferred shares of Subco to be issued to the Selling Shareholders by Subco on the Closing Date;

(hh)	“Support Agreement” means the support agreement to be entered into among Pubco, Callco and Subco in substantially the form attached hereto as Appendix 2;

(ii)
“Taxes” includes international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments;

(jj)	“Trade Secrets” has the meaning ascribed to that term in Section 3.16(a)(iv);

(kk)	“Transaction” means the purchase of the Priveco Shares by Pubco from the Selling Shareholders in consideration for the issuance of the Subco Shares by Subco; and

(ll)
“Voting and Exchange Trust Agreement” means the voting and exchange trust agreement to be entered into among Priveco, Callco, Subco and John Marmora in substantially the form attached hereto as Appendix 3.

1.2	Schedules. The following schedules and appendices are attached to and form part of this Agreement:

Schedule A – Selling Shareholders
Schedule B – Certificate of U.S Shareholder
Schedule C – Priveco Leases and Other Property Interests
Schedule D – Priveco Intellectual Property
Schedule E – Priveco Material Contracts

Appendix 1 – Provisions Attaching to the Subco Preferred Stock
Appendix 2 – Form of Support Agreement between Priveco, Callco and Subco
Appendix 3 – Form of Voting and Exchange Trust Agreement between Priveco, Callco, Subco and John Marmora

1.3	Currency. All references to currency in this Agreement are to United States dollars unless expressly stated otherwise.

1.4	Gender. All references to any party in this Agreement shall be read with such changes in number and gender as the context or reference requires.

1.5	Headings. The headings contained in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation hereof.

2.  OFFER, PURCHASE AND SALE OF SHARES

2.1
Offer, Purchase and Sale of Priveco Shares.  On the terms and subject to the conditions of this Agreement, the Selling Shareholders shall sell, assign and transfer to Pubco, and Pubco shall purchase from the Selling Shareholders, the Priveco Shares.

2.2
Consideration.  As consideration for the sale of the Priveco Shares by the Selling Shareholders to Pubco, Pubco shall cause Subco to allot and issue the Subco Shares to the Selling Shareholders in the amount set out opposite each Selling Shareholder’s name in Schedule A on the basis of one Subco Share for each Priveco Share held by each Selling Shareholder.  The Selling Shareholders acknowledge and agree that the Subco Shares are being issued pursuant to an exemption from the registration requirements of the Securities Act and the prospectus requirements of the Ontario Securities Act.  As required by applicable securities laws, the Selling Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by all such laws.  All certificates representing Subco Shares issued at the Closing shall be endorsed with the legends in substantially the following form pursuant to the Securities Act and the Ontario Securities Act in order to reflect the fact that the Subco Shares will be issued to the Selling Shareholders pursuant to one or more exemptions from the prospectus and registration requirements of such Acts:

For Selling Shareholders not resident in the United States:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

“UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) THE DISTRIBUTION DATE, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

For Selling Shareholders resident in the United States:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

“UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) THE DISTRIBUTION DATE, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

2.3
Share Exchange Procedure.  On the Closing Date, (a) each certificate representing Priveco Shares shall automatically be cancelled without any further action on the part of the Selling Shareholders and Pubco shall be registered as the holder of such shares on the books of Priveco, and (b) Pubco shall authorize its transfer agent to issue one or more certificates representing preferred shares of Subco without par value (the “Subco Preferred Stock”) to each Selling Shareholder in the amounts set out in Schedule A.  In order to receive any certificates representing Subco Preferred Stock, each Selling Shareholder that is resident in the United States must deliver a Certificate of U.S. Shareholder in the form attached hereto as Schedule B to Pubco on or prior to the Closing Date.  The provisions attaching to the Subco Preferred Stock are described in Appendix 1 and the Subco Preferred Stock shall be exchangeable for common shares of Pubco, par value $0.001 per share (the “Pubco Common Stock”), in accordance with such provisions.

2.4
Fractional Shares.  Notwithstanding any other provision of this Agreement, no certificate for fractional Subco Shares shall be issued in connection with the Transaction.  In lieu of any such fractional shares, if any of the Selling Shareholders would otherwise be entitled to receive a fraction of a Subco Share upon the surrender of one or more certificates representing Priveco Shares for exchange pursuant to this Agreement, the Selling Shareholders shall be entitled to have such fraction rounded up to the nearest whole number of Subco Shares and shall receive from Subco one or more share certificates representing same.

2.5	Closing Date. The Closing shall take place, on the terms and subject to the conditions of this Agreement, on the Closing Date.

2.6
Restricted Shares.  The Selling Shareholders acknowledge that the Subco Shares shall have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or the prospectus requirements of the Ontario Securities Act, and in each case, only in accordance with all applicable securities laws.

2.7
Exemptions.  The Selling Shareholders resident in the United States acknowledge that each of Pubco and Subco has advised the Selling Shareholders that they are relying upon the representations and warranties of the Selling Shareholders set out in Schedule A to issue the Subco Shares under an exemption from the registration requirements of the Securities Act and, as a consequence, certain protections, rights and remedies provided by the Securities Act, including statutory rights of rescission or damages, will not be available to the Selling Shareholders.

2.8
Canadian Resale Restrictions.  The Selling Shareholders acknowledge that Subco is not a reporting issuer in any province or territory of Canada and accordingly, any applicable hold periods under the Ontario Securities Act or the securities laws of any other Canadian jurisdiction may never expire, and the Subco Shares may be subject to resale restrictions in Canada for an indefinite period of time.  Additionally, the Selling Shareholders acknowledge that resale of any of the Subco Shares by Selling Shareholders resident in Canada is restricted except pursuant to an exemption from applicable securities laws.

3.  REPRESENTATIONS AND WARRANTIES OF PRIVECO

Priveco and the Selling Shareholders, jointly and severally, represent and warrant to Pubco and Subco, and acknowledge that each of Pubco and Subco is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Pubco or Subco, as follows:

3.1
Organization and Good Standing.  Priveco is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Priveco is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Priveco owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a Material Adverse Effect on Priveco.

3.2
Authority.  Priveco has all requisite corporate power and authority to execute and deliver this Agreement and any other documents contemplated by this Agreement (collectively, the “Priveco Documents”) to be signed by Priveco and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the Priveco Documents by Priveco and the consummation by Priveco of the transactions contemplated hereby have been duly authorized by Priveco’s board of directors and no other corporate or shareholder proceeding on the part of Priveco is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other Priveco Documents when executed and delivered by Priveco as contemplated hereby will be, duly executed and delivered by Priveco and this Agreement is, and the other Priveco Documents when executed and delivered by Priveco as contemplated hereby will be, valid and binding obligations of Priveco enforceable in accordance with their respective terms except as limited by:

(a)	applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally;

(b)	laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(c)	public policy.

3.3
Capitalization of Priveco.  The entire authorized capital stock of Priveco consists of an unlimited number of common shares without par value (the “Priveco Common Stock”) and an unlimited number of class A shares without par value (the “Priveco Preferred Stock”).  As of the date of this Agreement, there are 100,000,000 issued and outstanding shares of Priveco Common Stock and no issued and outstanding shares of Priveco Preferred Stock.  All of the issued and outstanding shares of Priveco Common Stock have been duly authorized, are validly issued as fully paid and non-assessable, were not issued in violation of any pre-emptive rights and are not subject to pre-emptive rights and were issued in full compliance with all federal, provincial and local laws, rules and regulations.  There are no outstanding options, warrants, subscriptions, conversion rights or other rights, agreements or commitments obligating Priveco to issue any additional shares of Priveco Common Stock or Priveco Preferred Stock, or any other securities convertible into, exchangeable for or evidencing the right to subscribe for or acquire from Priveco any shares of Priveco Common Stock or Priveco Preferred Stock.  There are no agreements purporting to restrict the transfer of Priveco Common Stock or Priveco Preferred Stock and no voting agreements, shareholders’ agreements, voting trusts or other arrangements restricting or affecting the voting of Priveco Common Stock or Priveco Preferred Stock.

3.4	Shareholders of Priveco Common Stock. As of the Closing Date, Schedule A contains a true and complete list of the Selling Shareholders.

3.5
Corporate Records of Priveco.  The corporate records of Priveco, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of Priveco is, in all material respects, correct and contains all records required by all applicable laws in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Priveco.

3.6	Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material assets of Priveco under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Priveco or any of its material property or assets;

(b)	violate any provision of the constating documents of Priveco or any applicable laws; or

(c)	violate any order, writ, injunction, decree, statute, rule or regulation of any court or governmental or regulatory authority applicable to Priveco or any of its material property or assets.

3.7
Actions and Proceedings.  To the knowledge of Priveco, there is no basis for and there is no action, suit, judgment, claim, charge, arbitration, grievance, investigation, demand or proceeding outstanding or pending by or before any court, arbitrator, administrative agency or other government body, or threatened against Priveco which involves any of the business, property or assets of Priveco that, if adversely resolved or determined, would have a Material Adverse Effect on Priveco.  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Material Adverse Effect.

3.8	Compliance.

(a)
To the knowledge of Priveco, Priveco is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule or decree applicable to the business or operations of Priveco;

(b)
To the knowledge of Priveco, Priveco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would have a Material Adverse Effect on Priveco;

(c)
Priveco has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Priveco, threatened, and none of them will be adversely affected by the consummation of the Transaction; and

(d)
Priveco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Priveco has not received any notice of any violation thereof, nor is Priveco aware of any valid basis therefore.

3.9
Filings, Consents and Approvals.  No filing or registration with, no notice to and no permit, authorization, consent or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Priveco of the Transaction or to enable Pubco to conduct Priveco’s business after the Closing Date in a manner which is consistent with that in which the business is presently conducted.

3.10
Financial Representations.  The audited balance sheets for Priveco for its last two fiscal years plus any unaudited balance sheets for Priveco dated on or the Priveco Accounting Date, together with related statements of income, cash flows and changes in shareholder’s equity for such fiscal years and interim periods then ended (collectively, the “Priveco Financial Statements”) to be supplied on or before the Closing Date:

(a)	are in accordance with the books and records of Priveco;

(b)	present fairly the financial condition of Priveco as of the respective dates indicated and the results of operations for such periods; and

(c)	have been prepared in accordance with GAAP.

Priveco has not received any advice or notification from its independent certified public accountants that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Priveco Financial Statements or the books and records of Priveco, any properties, assets, Liabilities, revenues or expenses.  The books, records and accounts of Priveco accurately and fairly reflect, in reasonable detail, the assets and Liabilities of Priveco.  Priveco has not engaged in any transaction, maintained any bank account or used any funds of Priveco except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Priveco.

3.11
Absence of Undisclosed Liabilities.  Priveco does not have any material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that exceed $5,000, which:

(a)	are not set forth in the Priveco Financial Statements or have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Pubco; or

(c)
have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the Priveco Accounting Date.

3.12	Tax Matters.

(a)	As of the date of this Agreement:

(i)
Priveco has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Priveco, and

(ii)	all such returns are true and correct in all material respects;

(b)
Priveco has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Material Adverse Effect on Priveco;

(c)
Priveco is not presently under or has not received notice of, any contemplated investigation or audit by any regulatory or governmental agency or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)
Priveco has properly withheld all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes and, if required on or prior to the date hereof, has deposited such Taxes with the appropriate governmental agency; and

(e)
to the knowledge of Priveco, the Priveco Financial Statements contain full provisions for all Taxes including any deferred Taxes that may be assessed to Priveco for the accounting period ended on the Priveco Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Priveco Accounting Date or for any profit earned by Priveco on or prior to the Priveco Accounting Date or for which Priveco is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Priveco Financial Statements.

3.13	Absence of Changes. Since the Priveco Accounting Date, Priveco has not:

(a)
incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or property;

(b)	sold, encumbered, assigned or transferred any material fixed assets except for ordinary course business transactions consistent with past practice;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or property of Priveco to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its equity securities or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its equity securities;

(f)	suffered any Material Adverse Effect;

(g)	experienced any material change in its accounting methods, principles or practices;

(h)
received notice or had knowledge of any actual or threatened labour trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;

(j)
other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to any of its directors, officers, employees or consultants or made any increase in, or any addition to, other benefits to which any of its directors, officers, employees or consultants may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

3.14	Subsidiaries. Priveco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

3.15
Personal Property.  Priveco possesses, and has good and marketable title to all property necessary for the continued operation of the business of Priveco as presently conducted and as represented to Pubco and Subco.  All such property is used in the business of Priveco, is in reasonably good operating condition (normal wear and tear excepted) and is reasonably fit for the purposes for which such property is presently used.  All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Priveco is owned by Priveco free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

3.16	Intellectual Property

(a)
Intellectual Property Assets.  Priveco owns or holds an interest in all intellectual property assets necessary for the operation of the business of Priveco as it is currently conducted (collectively, the “Intellectual Property Assets”), including:

(i)	all functional business names, trading names, registered and unregistered trademarks, service marks and applications (collectively, the “Marks”);

(ii)	all patents, patent applications and inventions, methods, processes and discoveries that may be patentable (collectively, the “Patents”);

(iii)	all copyrights in both published works and unpublished works (collectively, the “Copyrights”); and

(iv)
all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Priveco as licensee or licensor (collectively, the “Trade Secrets”).

(b)
Agreements. Schedule D contains a complete and accurate list and summary description, including any royalties paid or received by Priveco, of all contracts and agreements relating to the Intellectual Property Assets to which Priveco is a party or by which Priveco is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which Priveco is the licensee.  To the best knowledge of Priveco, there are no outstanding or threatened disputes or disagreements with respect to any such agreement.

(c)
Intellectual Property and Know-How Necessary for the Business.  Except as set forth in Schedule D, Priveco is the owner of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances and other adverse claims, and has the right to use of all the Intellectual Property Assets without payment to a third party.  Except as set forth in Schedule D, all former and current employees and contractors of Priveco have executed written contracts, agreements or other undertakings with Priveco that assign all rights to any inventions, improvements, discoveries or information relating to the business of Priveco.  No employee, director, officer or shareholder of Priveco owns, directly or indirectly, in whole or in part, any Intellectual Property Assets which Priveco is presently using or which is necessary for the conduct of its business.  To the knowledge of Priveco, no employee or contractor of Priveco has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose information concerning his work to anyone other than Priveco.

(d)
Patents.  Except as set out in Schedule D, Priveco does not hold any right, title or interest in and to any Patent and Priveco has not filed any patent application with any third party.  To the knowledge of Priveco, none of the products manufactured and sold, nor any process or know-how used, by Priveco infringes or is alleged to infringe any patent or other proprietary right of any other person or entity.

(e)
Trademarks.  Except as set out in Schedule D, Priveco does not hold any right, title or interest in and to any Mark and Priveco has not registered or filed any application to register any Mark with any third party.  To the knowledge of Priveco, none of the Marks, if any, used by Priveco infringes or is alleged to infringe any trade name, trademark or service mark of any third party.

(f)
Copyrights. Schedule D contains a complete and accurate list and summary description of all Copyrights.  Priveco is the owner of all right, title and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances and other adverse claims.  If applicable, all registered Copyrights are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date.  To the knowledge of Priveco, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.  All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)
Trade Secrets.  Priveco has taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets.  Priveco has good title and an absolute right to use the Trade Secrets.  The Trade Secrets are not part of the public knowledge or literature, and to the knowledge of Priveco, have not been used, divulged or appropriated either for the benefit of any person or entity or to the detriment of Priveco.  No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.17
Insurance.  The products sold by and the assets owned by Priveco are insured under various policies of general product liability and other forms of insurance consistent with prudent business practices.  All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by Priveco, or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder.  All premiums to date have been paid in full.

3.18
Employees and Consultants.  All consultants of Priveco have been paid all salaries, wages, income and any other sum due and owing to them by Priveco, as at the end of the most recent completed pay period.  Priveco does not have any employees.

3.19
Real Property.  Priveco does not own any real property.  Each of the leases, subleases, claims or other real property interests (collectively, the “Leases”) to which Priveco is a party or is bound, as set out in Schedule C, is legal, valid, binding, enforceable and in full force and effect in all material respects.  All rental and other payments required to be paid by Priveco pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases.  The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date.  Priveco has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.20
Material Contracts and Transactions.  Schedule E lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which Priveco is a party (each, a “Contract”).  Each Contract is in full force and effect, and there exists no material breach or violation of or default by Priveco under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Priveco.  The continuation, validity and effectiveness of each Contract shall in no way be affected by the consummation of the Transaction.  There exists no actual or threatened termination, cancellation or limitation of, or any amendment, modification or change to, any Contract.

3.21	Certain Transactions. Priveco is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.22	No Brokers. Priveco has not incurred any independent obligation or Liability to any party for any brokerage fees, agent’s commissions or finder’s fees in connection with the Transaction.

3.23
Completeness of Disclosure.  No representation or warranty by Priveco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Pubco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.  REPRESENTATIONS AND WARRANTIES OF PUBCO

Pubco represents and warrants to Priveco and the Selling Shareholders and acknowledges that Priveco and the Selling Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Priveco or the Selling Shareholders, as follows:

4.1
Organization and Good Standing.  Pubco is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Pubco is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Pubco owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a Material Adverse Effect on Pubco.

4.2
Authority.  Pubco has all requisite corporate power and authority to execute and deliver this Agreement and any other documents contemplated by this Agreement (collectively, the “Pubco Documents”) to be signed by Pubco and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the Pubco Documents by Pubco and the consummation by Pubco of the transactions contemplated hereby have been duly authorized by Pubco’s board of directors and no other corporate or shareholder proceeding on the part of Pubco is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other Pubco Documents when executed and delivered by Pubco as contemplated hereby will be, duly executed and delivered by Pubco and this Agreement is, and the other Pubco Documents when executed and delivered by Pubco as contemplated hereby will be, valid and binding obligations of Pubco enforceable in accordance with their respective terms, except as limited by:

(a)	by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally;

(b)	by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(c)	public policy.

4.3
Capitalization of Pubco.  The entire authorized capital stock of Pubco consists of 300,000,000 shares of Pubco Common Stock.  As of the date of this Agreement, there are 12,264,146 issued and outstanding shares of Pubco Common Stock.  All of the issued and outstanding shares of Pubco Common Stock have been duly authorized, are validly issued as fully paid and non-assessable, were not issued in violation of any pre-emptive rights are not subject to pre-emptive rights and were issued in full compliance with all federal, state and local laws, rules and regulations.  There are no outstanding options, warrants, subscriptions, conversion rights or other rights, agreements or commitments obligating Pubco to issue any additional shares of Pubco Common Stock, or any other securities convertible into, exchangeable for or evidencing the right to subscribe for or acquire from Pubco any shares of Pubco Common Stock.  There are no agreements purporting to restrict the transfer of Pubco Common Stock and no voting agreements, shareholders’ agreement, voting trusts or other arrangements restricting or affecting the voting of Pubco Common Stock.

4.4
Corporate Records of Pubco.  The corporate records of Pubco, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of Pubco is, in all material respects, correct and contains all material records required by all applicable laws in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Pubco.

4.5	Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Pubco under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Pubco or any of its material property or assets;

(b)	violate any provision of the constating documents of Pubco or any applicable laws; or

(c)	violate any order, writ, injunction, decree, statute, rule or regulation of any court or governmental or regulatory authority applicable to Pubco or any of its material property or assets.

4.6
Actions and Proceedings.  To the knowledge of Pubco, there is no basis for and there is no action, suit, judgment, claim, charge, arbitration, grievance, investigation, demand or proceeding outstanding or pending by or before any court, arbitrator, administrative agency or other governmental authority, or threatened against Pubco which involves any of the business, property or assets of Pubco that, if adversely resolved or determined, would have a Material Adverse Effect on Pubco.  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Material Adverse Effect.

4.7	Compliance.

(a)
To the knowledge of Pubco, Pubco is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule or decree applicable to the business or operations of Pubco;

(b)
To the knowledge of Pubco, Pubco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would have a Material Adverse Effect on Pubco;

(c)
Pubco has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Pubco, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d)
Pubco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Pubco has not received any notice of any violation thereof, nor is Pubco aware of any valid basis therefore.

4.8
Filings, Consents and Approvals.  Except as described in this Agreement, no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Pubco of the Transaction.

4.9
SEC Filings.  Pubco has furnished or made available to Priveco and the Selling Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Pubco with the SEC (collectively, the “Pubco SEC Documents”).  As of their respective dates, the Pubco SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Pubco SEC Documents.  The Pubco SEC Documents constitute all of the documents and reports that Pubco was required to file with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

4.10
Financial Representations.  Included with the Pubco SEC Documents are true, correct, and complete copies of audited balance sheets for Pubco dated as of the Pubco Accounting Date, together with related statements of income, cash flows, and changes in shareholder’s equity for the fiscal year and interim period then ended (collectively, the “Pubco Financial Statements”).  The Pubco Financial Statements:

(a)	are in accordance with the books and records of Pubco;

(b)	present fairly the financial condition of Pubco as of the respective dates indicated and the results of operations for such periods; and

(c)	have been prepared in accordance with GAAP.

Pubco has not received any advice or notification from its independent certified public accountants that Pubco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Pubco Financial Statements or the books and records of Pubco, any properties, assets, Liabilities, revenues or expenses.  The books, records and accounts of Pubco accurately and fairly reflect, in reasonable detail, the assets and Liabilities of Pubco.  Pubco has not engaged in any transaction, maintained any bank account or used any funds of Pubco except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Pubco.

4.11	Absence of Undisclosed Liabilities. Pubco has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	are not set forth in the Pubco Financial Statements or have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Priveco; or

(c)
have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the Pubco Accounting Date.

4.12	Tax Matters.

(a)	As of the date of this Agreement:

(i)
Pubco has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Pubco, and

(ii)	all such returns are true and correct in all material respects;

(b)
Pubco has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Material Adverse Effect on Pubco;

(c)
Pubco is not presently under and has not received notice of, any contemplated investigation or audit by any regulatory or governmental agency or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)
Pubco has properly withheld all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes and, if required on or prior to the date hereof, has deposited such Taxes with the appropriate governmental agency; and

(e)
To the knowledge of Pubco, the Pubco Financial Statements contain full provisions for all Taxes including any deferred Taxes that may be assessed to Pubco for the accounting period ended on the Pubco Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Pubco Accounting Date or for any profit earned by Pubco on or prior to the Pubco Accounting Date or for which Pubco is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Pubco Financial Statements.

4.13	Absence of Changes. Since the Pubco Accounting Date, except as and to the extent disclosed in the Pubco SEC Documents, Pubco has not:

(a)
incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or property;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or property of Pubco to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its equity securities or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its equity securities;

(f)	suffered any Material Adverse Effect;

(g)	experienced any material change in its accounting methods, principles or practices;

(h)
received notice or had knowledge of any actual or threatened labour trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $1,000;

(j)
other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to any of its directors, officers, employees or consultants or made any increase in, or any addition to, other benefits to which any of its directors, officers, employees or consultants may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

4.14
Subsidiaries.  Except for Subco and as disclosed in the Pubco SEC Documents, Pubco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

4.15	Personal Property. Except as disclosed in the Pubco SEC Documents, Pubco does not own or lease any material equipment, furniture, fixtures and other tangible personal property or assets.

4.16	Employees and Consultants. Except as disclosed in the Pubco SEC Documents, Pubco does not have any employees or consultants.

4.17
Material Contracts and Transactions.  Other than as expressly contemplated by this Agreement, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Pubco is a party except as disclosed in writing to Priveco or as disclosed in the Pubco SEC Documents.

4.18	No Brokers. Pubco has not incurred any obligation or Liability to any party for any brokerage fees, agent’s commissions or finder’s fees in connection with the Transaction.

4.19
Internal Accounting Controls.  Pubco maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Pubco’s certifying officers evaluated the effectiveness of Pubco’s controls and procedures as the Evaluation Date, and Pubco presented in its most recently filed Form 10-Q the conclusions of such certifying officers about the effectiveness of Pubco’s disclosure controls and procedures based on their evaluations as of the Pubco Accounting Date.  Since the Pubco Accounting Date, there have been no significant changes in Pubco’s disclosure controls and procedures or, to Pubco’s knowledge, in other factors that could significantly affect Pubco’s disclosure controls and procedures.

4.20
Application of Takeover Protections.  Pubco and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under Pubco’s constating documents or the laws of the State of Nevada that is or could become applicable to Pubco as a result of the Transaction or the exercise of any rights pursuant to this Agreement.

4.21
No SEC Inquiries.  Neither Pubco nor any of its past or present officers or directors is the subject of any formal or informal inquiry or investigation by the SEC.  Pubco does not currently have any outstanding comment letters or other correspondences from the SEC.

4.22
Completeness of Disclosure.  No representation or warranty by Pubco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Priveco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.  REPRESENTATIONS AND WARRANTIES OF SUBCO

Subco represents and warrants to Priveco and the Selling Shareholders and acknowledges that Priveco and the Selling Shareholders are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Priveco or the Selling Shareholders, as follows:

5.1
Organization and Good Standing.  Subco is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  Subco is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Subco owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a Material Adverse Effect on Subco.

5.2
Authority.  Subco has all requisite corporate power and authority to execute and deliver this Agreement and any other documents contemplated by this Agreement (collectively, the “Subco Documents”) to be signed by Subco and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of each of the Subco Documents by Subco and the consummation by Subco of the transactions contemplated hereby have been duly authorized by Subco’s board of directors and no other corporate or shareholder proceeding on the part of Subco is necessary to authorize such documents or to consummate the transactions contemplated hereby.  This Agreement has been, and the other Subco Documents when executed and delivered by Subco as contemplated hereby will be, duly executed and delivered by Subco and this Agreement is, and the other Subco Documents when executed and delivered by Subco as contemplated hereby will be, valid and binding obligations of Subco enforceable in accordance with their respective terms, except as limited by:

(a)	applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally;

(b)	laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(c)	public policy.

5.3
Capitalization of Subco.  The entire authorized capital stock and other equity securities of Subco consists of an unlimited number of common shares without par value (the “Subco Common Stock”) and an unlimited number of shares of Subco Preferred Stock.  As of the date of this Agreement, there is one (1) issued and outstanding share of Subco Common Stock and no issued and outstanding shares of Subco Preferred Stock.  All of the issued and outstanding shares of Subco Common Stock have been duly authorized, are validly issued as fully paid and non-assessable, were not issued in violation of any pre-emptive rights are not subject to pre-emptive rights and were issued in full compliance with all federal, state and local laws, rules and regulations.  There are no outstanding options, warrants, subscriptions, conversion rights or other rights, agreements or commitments obligating Subco to issue any additional shares of Subco Common Stock or Subco Preferred Stock, or any other securities convertible into, exchangeable for or evidencing the right to subscribe for or acquire from Subco any shares of Subco Common Stock or Subco Preferred Stock.  There are no agreements purporting to restrict the transfer of Subco Common Stock or Subco Preferred Stock and no voting agreements, shareholders’ agreement, voting trusts or other arrangements restricting or affecting the voting of Subco Common Stock or Subco Preferred Stock.

5.4
Corporate Records of Subco.  The corporate records of Subco, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of Subco is, in all material respects, correct and contains all material records required by all applicable laws in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Subco.

5.5	Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Subco under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Subco or any of its material property or assets;

(b)	violate any provision of the constating documents of Subco or any applicable laws; or

(c)	violate any order, writ, injunction, decree, statute, rule or regulation of any court or governmental or regulatory authority applicable to Subco or any of its material property or assets.

5.6
Actions and Proceedings.  To the knowledge of Subco, there is no basis for and there is no action, suit, judgment, claim, charge, arbitration, grievance, investigation, demand or proceeding outstanding or pending by or before any court, arbitrator, administrative agency or other governmental authority, or threatened against Subco which involves any of the business, property or assets of Subco that, if adversely resolved or determined, would have a Material Adverse Effect on Subco.  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Material Adverse Effect.

5.7	Compliance.

(a)
To the knowledge of Subco, Subco is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule or decree applicable to the business or operations of Subco;

(b)
To the knowledge of Subco, Subco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would have a Material Adverse Effect on Subco;

(c)
Subco has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Subco, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d)
Subco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  Subco has not received any notice of any violation thereof, nor is Subco aware of any valid basis therefore.

5.8
Filings, Consents and Approvals.  No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Subco of the Transaction.

5.9
Validity of Subco Common Stock Issuable at the Closing.  The Subco Shares will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued as fully paid and non-assessable.

5.10	Absence of Undisclosed Liabilities. Subco has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Priveco; or

(c)	have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business.

5.11	Tax Matters.

(a)	As of the date of this Agreement:

(i)
Subco has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Subco, and

(ii)	all such returns are true and correct in all material respects;

(b)
Subco has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Material Adverse Effect on Subco;

(c)
Subco is not presently under and has not received notice of, any contemplated investigation or audit by any regulatory or governmental agency or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof; and

(d)
Subco has properly withheld all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes and, if required on or prior to the date hereof, has deposited such Taxes with the appropriate governmental agency.

5.12	Absence of Changes. Subco has not:

(a)
incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or property;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or property of Subco to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its equity securities or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its equity securities;

(f)
received notice or had knowledge of any actual or threatened labour trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(g)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $1,000;

(h)
other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to any of its directors or officers or made any increase in, or any addition to, other benefits to which any of its directors or officers may be entitled;

(i)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(j)	agreed, whether in writing or orally, to do any of the foregoing.

5.13	Subsidiaries. Subco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

5.14	Personal Property. Subco does not own or lease any material equipment, furniture, fixtures and other tangible personal property or assets.

5.15	Employees and Consultants. Subco does not have any employees or consultants.

5.16
Material Contracts and Transactions.  There are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Subco is a party.

5.17	No Brokers. Subco has not incurred any obligation or Liability to any party for any brokerage fees, agent’s commissions or finder’s fees in connection with the Transaction.

5.18
Completeness of Disclosure.  No representation or warranty by Subco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Priveco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

6.  CLOSING CONDITIONS

6.1
Conditions Precedent to Closing by Pubco and Subco.  The obligation of Pubco and Subco to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties to this Agreement in writing and in accordance with Section 8.1.  The Closing of the Transaction shall be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of Pubco and Subco may be waived by each of Pubco and Subco in its sole discretion.

(a)
Representations and Warranties.  The representations and warranties of Priveco and the Selling Shareholders set forth in this Agreement shall be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Priveco shall have delivered to each of Pubco a certificate of an officer of Priveco dated as of the Closing Date, to the effect that the representations and warranties made by Priveco in this Agreement are true and correct.

(b)
Performance.  All of the covenants and obligations that Priveco and the Selling Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects.

(c)
Transaction Documents.  This Agreement, the Priveco Documents, the Priveco Financial Statements and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Pubco, shall have been executed and delivered to Pubco.

(d)	Officer’s Certificate. Pubco shall have received a certificate from an officer of Priveco attaching:

(i)	a copy of Priveco’s Articles of Incorporation, Bylaws and all other incorporation documents, as amended through the Closing Date; and

(ii)	a copy of the resolutions duly adopted by the board of directors of Priveco approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)
Third Party Consents.  Pubco shall have received from Priveco duly executed copies of all third party consents, permits, authorizations and approvals of any public, regulatory or governmental body or authority or person or entity contemplated by this Agreement, in form and substance reasonably satisfactory to Pubco.

(f)	Execution by Selling Shareholders. Selling Shareholders holding note less than 50% of the issued and outstanding Priveco Shares shall have executed this Agreement.

(g)	No Material Adverse Effect. No Material Adverse Effect on Priveco shall have occurred since the date of this Agreement.

(h)
No Action.  No suit, action or proceeding shall be pending or threatened before any governmental or regulatory authority wherein an unfavourable judgment, order, decree, stipulation, injunction or charge would result in and/or:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii)	cause the Transaction to be rescinded following consummation.

(i)	Outstanding Shares. Priveco shall have no more than 100,000,000 issued and outstanding shares of Priveco Common Stock on the Closing Date.

(j)
Delivery of Financial Statements. Priveco shall have delivered to Pubco the Priveco Financial Statements, which financial statements shall include audited financial statements for Priveco’s two most recent fiscal years and interim unaudited financial statements for any quarterly period thereafter that ended more than 45 days prior to the Closing Date, in each case prepared in accordance with GAAP and audited or reviewed, as applicable, by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

(k)	Due Diligence Review of Financial Statements. Pubco shall be reasonably satisfied with its due diligence investigation and review of the Priveco Financial Statements.

(l)
Due Diligence Generally.  Pubco shall be reasonably satisfied with its due diligence investigation of Priveco that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i)	materials, documents and information in the possession and control of Priveco and the Selling Shareholders which are reasonably germane to the Transaction;

(ii)	a physical inspection of the assets of Priveco by Pubco or its representatives; and

(iii)	title to the material assets of Priveco.

(m)
Compliance with Securities Laws.  Pubco shall have received evidence satisfactory to Pubco that the Subco Shares issuable at the Closing will be issuable without registration pursuant to the Securities Act in reliance upon one or more exemptions from the registration requirements of the Securities Act and in reliance upon an exemption from the prospectus requirements of the Ontario Securities Act.  In order to establish the availability of the exemption from the registration requirements of the Securities Act for the issuance of the Subco Shares to each Selling Shareholder resident in the United States, at the Closing Priveco shall deliver to Pubco a Certificate of U.S. Shareholder in the form attached hereto as Schedule B, executed by the applicable Selling Shareholder.

6.2
Conditions Precedent to Closing by Priveco.  The obligation of Priveco and the Selling Shareholders to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties to this Agreement in writing and in accordance with Section 8.1.  The Closing of the Transaction shall be deemed to mean a waiver of all conditions to Closing.  These conditions precedent are for the benefit of Priveco and the Selling Shareholders and may be waived by Priveco and the Selling Shareholders in their discretion.

(a)
Representations and Warranties.  The representations and warranties of Pubco and Subco set forth in this Agreement shall be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and each of Pubco and Subco shall have delivered to Priveco a certificate of an officer of Pubco or Subco, as applicable, dated the Closing Date, to the effect that the representations and warranties made by Pubco and Subco in this Agreement are true and correct.

(b)
Performance.  All of the covenants and obligations that Pubco and Subco are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects.

(c)
Transaction Documents.  This Agreement, the Pubco Documents, the Subco Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Priveco, shall have been executed and delivered by Pubco or Subco, as applicable.

(d)	Officer’s Certificate. Priveco shall have received a certificate from an officer of Pubco and an officer of Subco attaching:

(i)	a copy of Pubco’s or Subco’s Articles of Incorporation, Bylaws and all other incorporation documents, as applicable, as amended through the Closing Date; and

(ii)
a copy of the resolutions duly adopted by the board of directors of Pubco or Subco, as applicable, approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(e)
Third Party Consents.  Priveco shall have received from Pubco and Subco duly executed copies of all third-party consents, permits, authorizations and approvals of any public, regulatory or governmental body or authority or person or entity contemplated by this Agreement, in form and substance reasonably satisfactory to Priveco.

(f)	No Material Adverse Effect. No Material Adverse Effect on Pubco or Subco shall have occurred since the date of this Agreement.

(g)
No Action.  No suit, action, or proceeding shall be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would result in and/or:

(i)	prevent the consummation of any of the transactions contemplated by this Agreement; or

(ii)	cause the Transaction to be rescinded following consummation.

(h)	No Liabilities. Neither Pubco nor Subco shall have any direct, indirect or contingent liabilities outstanding that exceed in the aggregate $31,000 on the Closing Date.

(i)
Outstanding Shares.  On the Closing Date, Pubco shall have no more than 12,264,146 issued and outstanding shares of Pubco Common Stock and Subco shall have no more than one (1) issued and outstanding share of Subco Common Stock and no issued and outstanding shares of Subco Preferred Stock.

(j)	Agreements. The Support Agreement and the Voting and Exchange Trust Agreement shall have been executed and delivered by each of the parties thereto.

(k)	Due Diligence Review of Pubco SEC Documents. Priveco shall be reasonably satisfied with its due diligence investigation and review of the Pubco SEC Documents.

(l)
Due Diligence Generally.  Priveco shall be reasonably satisfied with its due diligence investigation of Pubco and Subco that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction.

7.  COVENANTS

7.1
Access and Investigation.  Between the date of this Agreement and the Closing Date, Priveco, on the one hand, and Pubco and Subco, on the other hand, shall, and shall cause each of their respective representatives to:

(a)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)
furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(c)	furnish the other and its representatives with such additional financial, operating and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives shall be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party.  Each party shall instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

7.2
Confidentiality.  All information regarding the business of Priveco that Priveco provides to Pubco or Subco during their mutual due diligence investigation of Priveco shall be kept in strict confidence by each of Pubco and Subco and shall not be used (except in connection with due diligence), dealt with, exploited or commercialized by Pubco or Subco or disclosed to any third party (other than their respective professional accounting and legal advisors) without the prior written consent of Priveco.  Likewise, all information regarding the business of Pubco and Subco shall be kept in strict confidence by Priveco and shall not be used (except in connection with due diligence), dealt with, exploited or commercialized by Priveco or disclosed to any third party (other than Priveco’s professional accounting and legal advisors) without the prior written consent of Pubco or Subco, as applicable.  If the Transaction does not proceed for any reason, then upon receipt of a written request from any party, the other parties shall immediately return to the requesting party (or as directed by such party) any information received regarding such party’s business.

7.3
Notification.  Between the date of this Agreement and the Closing Date, each of the parties to this Agreement shall promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties, or if it becomes aware of any fact or condition that would cause or constitute a material breach of any such representation or warranty.  Should any such fact or condition require any change in the schedules or appendices relating to such party, such party shall promptly deliver to the other parties a supplement to the applicable schedule or appendix specifying such change.  During the same period, each party shall promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

7.4
Conduct of Business Prior to Closing.  From the date of this Agreement to the Closing Date, and except to the extent that Pubco otherwise consents in writing, Priveco shall operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.  Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Priveco otherwise consents in writing, Pubco and Subco shall operate their respective business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use their best efforts to preserve intact their good reputation and present business organization and to preserve their relationships with persons having business dealings with them.

7.5
Certain Acts Prohibited – Priveco.  Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Priveco shall not, without the prior written consent of Pubco:

(a)	amend its Articles of Incorporation, Bylaws or other incorporation documents;

(b)
incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any property or assets of Priveco except in the ordinary course of business consistent with past practice;

(c)	dispose of or contract to dispose of any Priveco property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(d)
issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of Priveco Common Stock or Priveco Preferred Stock, or any rights, warrants or options to acquire any such shares or other securities;

(e)	declare, set aside or pay any dividends on, or make any other distributions in respect of, Priveco Common Stock or Priveco Preferred Stock;

(f)
split, combine or reclassify any Priveco Common Stock or Priveco Preferred Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of, Priveco Common Stock or Priveco Preferred Stock; or

(g)
materially increase the benefits or compensation expenses of Priveco, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, officer, employee or consultant or pay any benefit or amount to any such person.

7.6
Certain Acts Prohibited - Pubco.  Except as expressly contemplated by this Agreement, between the date of this Agreement and the Closing Date, Pubco shall not, without the prior written consent of Priveco:

(a)	amend its Articles of Incorporation, Bylaws or other incorporation documents

(b)
incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any property or assets of Pubco except in the ordinary course of business consistent with past practice;

(c)	dispose of or contract to dispose of any Pubco property or assets except in the ordinary course of business consistent with past practice;

(d)	issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of Pubco Common Stock, or any rights, warrants or options to acquire any such shares or other securities;

(e)	declare, set aside or pay any dividends on, or make any other distributions in respect of Pubco Common Stock; or

(f)	materially increase the benefits or compensation expenses of Pubco, increase the cash compensation of any director, officer, employee or consultant or pay any benefit or amount to any such person.

7.7
Certain Acts Prohibited - Subco.  Except as expressly contemplated by this Agreement, between the date of this Agreement and the Closing Date, Subco shall not, without the prior written consent of Priveco:

(a)	amend its Articles of Incorporation, Bylaws or other incorporation documents

(b)
incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any property or assets of Subco except in the ordinary course of business consistent with past practice;

(c)	dispose of or contract to dispose of any Subco property or assets except in the ordinary course of business consistent with past practice;

(d)
issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of Subco Common Stock or Subco Preferred Stock, or any rights, warrants or options to acquire any such shares or other securities;

(e)	declare, set aside or pay any dividends on, or make any other distributions in respect of Subco Common Stock or Subco Preferred Stock; or

(f)	materially increase the benefits or compensation expenses of Pubco, increase the cash compensation of any director or officer or pay any benefit or amount to any such person.

7.8
Public Announcements.  Pubco and Priveco each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party and seeking their reasonable consent to such announcement.

7.9
Pubco Board of Directors.  The sole director of Pubco shall adopt resolutions appointing John Marmora to the board of directors of Pubco and shall accept the resignation of Gregory Neely as a director and officer of Pubco, which appointment and resignation shall be effective at the Closing.

8.  CLOSING

8.1
Closing.  The Closing shall take place on the Closing Date at the offices of the solicitors for Priveco or at such other location as agreed to by the parties.  Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Priveco and Pubco, provided such undertakings are satisfactory to each party’s respective legal counsel.

8.2
Closing Deliveries of Priveco and the Selling Shareholders.  At the Closing, Priveco and the Selling Shareholders shall deliver or cause to be delivered the following, fully executed and in form and substance reasonably satisfactory to Pubco:

(a)	all resolutions and/or consent actions adopted by or on behalf of the board of directors of Priveco evidencing approval of this Agreement and the Transaction;

(b)
if any of the Selling Shareholders appoint any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated hereby, a valid and binding power of attorney or equivalent from such Selling Shareholder;

(c)	all certificates and other documents required by Section 6.1;

(d)	a certificate of an officer of Priveco, dated as of the Closing, certifying that:

(i)	each covenant and obligation of Priveco has been complied with; and

(ii)	each representation, warranty and covenant of Priveco is true and correct at the Closing as if made on and as of the Closing; and

(e)	the Priveco Documents, the Priveco Financial Statements and any other necessary documents, each duly executed by Priveco, as required to give effect to the Transaction.

8.3	Closing Deliveries of Pubco. At the Closing, Pubco shall deliver or cause to be delivered the following, fully executed and in form and substance reasonably satisfactory to Priveco:

(a)	all resolutions and/or consent actions adopted by or on behalf of the board of directors of Pubco evidencing approval of this Agreement and the Transaction;

(b)	all certificates and other documents required by Section 6.2;

(c)	a certificate of an officer of Pubco, dated as of the Closing, certifying that:

(i)	each covenant and obligation of Pubco has been complied with; and

(ii)	each representation, warranty and covenant of Pubco is true and correct at the Closing as if made on and as of the Closing;

(d)
resolutions adopted by or on behalf of the board of directors of Pubco appointing John Marmora as the President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and director of Pubco;

(e)	the resignation of Gregory Neely as an officer and director of Pubco; and

(f)	the Pubco Documents and any other necessary documents, each duly executed by Pubco, as required to give effect to the Transaction.

8.4	Closing Deliveries of Subco. At the Closing, Subco shall deliver or cause to be delivered the following, fully executed and in form and substance reasonably satisfactory to Priveco:

(a)	all resolutions and/or consent actions adopted by or on behalf of the board of directors of Subco evidencing approval of this Agreement and the Transaction;

(b)	all certificates and other documents required by Section 6.2;

(c)	a certificate of an officer of Subco, dated as of the Closing, certifying that:

(i)	each covenant and obligation of Subco has been complied with; and

(ii)	each representation, warranty and covenant of Subco is true and correct at the Closing as if made on and as of the Closing; and

(d)	the Subco Documents and any other necessary documents, each duly executed by Subco, as required to give effect to the Transaction.

8.5	Additional Closing Delivery of Pubco. Promptly following the Closing, Pubco shall deliver or cause to be delivered the share certificates representing the Subco Shares to the Selling Shareholders.

9.  TERMINATION

9.1	Termination. This Agreement may be terminated at any time prior to the Closing Date by:

(a)	the mutual agreement of Pubco and Priveco;

(b)
Pubco, if there has been a material breach by Priveco or any of the Selling Shareholders of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Priveco or the Selling Shareholders that is not cured, to the reasonable satisfaction of Pubco, within 10 business days after notice of such breach is given by Pubco (except that no cure period shall be provided for a breach by Priveco or the Selling Shareholders that by its nature cannot be cured);

(c)
Priveco, if there has been a material breach by Pubco or Subco of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Pubco or Subco, as applicable, that is not cured, to the reasonable satisfaction of Priveco, within 10 business days after notice of such breach is given by Priveco (except that no cure period shall be provided for a breach by Pubco or Subco that by its nature cannot be cured); or

(d)	Pubco or Priveco if any permanent injunction or other order of a governmental entity or competent authority preventing the consummation of the Transaction has become final and non-appealable.

9.2
Effect of Termination.  In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, provided, however, that no termination of this Agreement shall relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

10.  INDEMNIFICATION, REMEDIES, SURVIVAL

10.1
Certain Definitions.  For the purposes of this Article 10, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Pubco, Subco or Priveco including damages for lost profits or lost business opportunities.

10.2
Agreement of Priveco to Indemnify.  Priveco shall indemnify, defend and hold harmless, to the full extent of the law, Pubco, Subco and their respective shareholders from, against and in respect of any and all Losses asserted against, relating to, imposed upon or incurred by Pubco or Subco and their respective shareholders, as applicable, by reason of, resulting from, based upon or arising out of:

(a)
the breach by Priveco of any representation or warranty of Priveco contained in or made pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)
the breach or partial breach by Priveco of any covenant or agreement of Priveco made in or pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement.

10.3
Agreement of the Selling Shareholders to Indemnify.  The Selling Shareholders shall indemnify, defend and hold harmless, to the full extent of the law, Pubco, Subco and their respective shareholders from, against and in respect of any and all Losses asserted against, relating to, imposed upon or incurred by Pubco or Subco and their respective shareholders, as applicable by reason of, resulting from, based upon or arising out of:

(a)	any breach by the Selling Shareholders of Section 2.2; or

(b)
any misstatement, misrepresentation or breach of the representations and warranties made by the Selling Shareholders contained in or made pursuant to the Certificate of U.S. Shareholder executed by each Selling Shareholder resident in the United States as part of the share exchange procedure described in Section 2.3.

10.4
Agreement of Pubco to Indemnify.  Pubco shall indemnify, defend and hold harmless, to the full extent of the law, Priveco and the Selling Shareholders from, against and in respect of any and all Losses asserted against, relating to, imposed upon or incurred by Priveco and the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(a)
the breach by Pubco of any representation or warranty of Pubco contained in or made pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)
the breach or partial breach by Pubco of any covenant or agreement of Pubco made in or pursuant to this Agreement, any Pubco Document or any certificate or other instrument delivered pursuant to this Agreement.

10.5
Agreement of Subco to Indemnify.  Subco shall indemnify, defend and hold harmless, to the full extent of the law, Priveco and the Selling Shareholders from, against and in respect of any and all Losses asserted against, relating to, imposed upon or incurred by Priveco and the Selling Shareholders by reason of, resulting from, based upon or arising out of:

(a)
the breach by Subco of any representation or warranty of Subco contained in or made pursuant to this Agreement, any Subco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)
the breach or partial breach by Subco of any covenant or agreement of Subco made in or pursuant to this Agreement, any Subco Document or any certificate or other instrument delivered pursuant to this Agreement.

11.  GENERAL PROVISIONS

11.1	Time of the Essence. Time shall be of the essence of this Agreement.

11.2	Independent Legal Advice. Each of the parties acknowledges and confirms that:

(a)	it has been advised to seek, and has sought or have otherwise waived, independent tax and legal advice with respect to this Agreement and the documents delivered pursuant hereto; and

(b)
to the extent that any Selling Shareholder declines to receive independent legal counsel in respect of this Agreement, such Selling Shareholder hereby waives that right, should a dispute later develop, to rely on its lack of independent legal advice to avoid its obligations, to seek indulgences from the other parties, or to otherwise attack, in whole or in part, the integrity of this Agreement or any document related thereto.

11.3
Effectiveness of Representations; Survival.  Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representations, warranties and agreements shall be effective regardless of any investigation that any party has undertaken or failed to undertake.  Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements shall survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

11.4
Further Assurances.  Each of the parties shall co-operate with the others and execute and deliver to the other parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

11.5	Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

11.6
Severability.  In the event that any provision or part of this Agreement is determined by any court or other judicial or administrative body to be illegal, null, void, invalid or unenforceable, that provision shall be severed to the extent that it is so declared and the other provisions of this Agreement shall continue in full force and effect.

11.7
Expenses.  Each party shall be responsible for its own legal and audit fees and other charges incurred in connection with the preparation, execution and performance of this Agreement, all negotiations between the parties and the consummation of the Transaction.

11.8
Entire Agreement.  This Agreement, the schedules and appendices attached hereto and the other documents in connection with the Transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto.  Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

11.9
Notices.  All notices and other communications required or permitted under this Agreement must be in writing and shall be deemed given if sent by personal delivery, emailed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Priveco or any of the Selling Shareholders:

Tropic Spa Inc.
1057 Parkinson Road, Unit 9
Woodstock, Ontario N4S 7W3

Attention:        John Marmora
Email:             jmarmora@tropicspatan.com

If to Pubco or Subo:

Rockford Minerals Inc.
369 Shuter Street
Toronto, Ontario M5A 1X2

Attention:        Gregory Neely
Email:             greg@forgemedia.ca

All such notices and other communications shall be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

11.10	Benefits. This Agreement is and shall only be construed as for the benefit of or enforceable by those persons party to this Agreement.

11.11	Assignment. This Agreement may not be assigned (except by operation of law) by any party without the written consent of the other parties.

11.12	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario applicable to contracts made and to be performed therein.

11.13
Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

11.14
Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

11.15	Fax Execution. This Agreement may be executed by delivery of executed signature pages by facsimile transmission and such execution shall be effective for all purposes.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first written above.

ROCKFORD MINERALS INC.

Per:      /s/ Gregory Neely
Name:  Gregory Neely
Title:     President

1896432 ONTARIO INC.

Per:      /s/ Gregory Neely
Name:  Gregory Neely
Title:     President

TROPIC SPA INC.

Per:      /s/ John Mamora
Name:  John Marmora
Title:    President

SCHEDULE A

THE SELLING SHAREHOLDERS

Name of Shareholder	Signature of Shareholder	Number of Priveco Shares Held	Number of Subco Shares to be Issued
101063467 Saskatchewan Ltd.	Per: /s/ James Deis Name: James Deis Title: President	260,000	260,000
2176526 Ontario Ltd.	Per: /s/ Jeffrey S. McQuade Name: Jeffrey S. McQuade Title: Secretary/Treasurer	750,000	750,000
Nandor Bajusz	/s/ Nandor Bajusz	2,561,500	2,561,500
Lloyd East	/s/ Lloyd East	8,600,000	8,600,000
Rudy Flaman	/s/ Rudy Flaman	4,908,400	4,908,400
Flaman Sales Ltd.	Per: /s/ Rudy Flaman Name: Rudy Flaman Title: Vice President	1,391,600	1,391,600
Alan Gardiner	/s/ Alan Gardiner	185,000	185,000
Paige Gray	/s/ Paige Gray	20,000	20,000
William Brian Gray	/s/ William Brian Gray	1,050,000	1,050,000
Greg Halsall	/s/ Greg Halsall	1,750,000	1,750,000
J&J Winny Holdings Ltd.	Per: /s/ Jim Winny Name: Jim Winny Title: President	50,000	50,000
Kamantha Acres Ltd.	Per: /s/ David Marshall Name: David Marshall Title: President	105,000	105,000
Regan Lazar	/s/ Regan Lazar	3,000,000	3,000,000
Joanna Maund	/s/ Joanna Maund	350,000	350,000
Anthony Marmora	/s/ Anthony Marmora	130,000	130,000
John Marmora	/s/ John Marmora	32,093,377	32,093,377
Jeffrey S. McQuade	/s/ Jeffrey S. McQuade	2,400,000	2,400,000
Everett Moore	/s/ Everett Moore	1,600,000	1,600,000
Matthew Owens	/s/ Matthew Owens	106,000	106,000
Sandra Owens	/s/ Sandra Owens	60,000	60,000
Rick Padulo	/s/ Rick Padulo	1,000,000	1,000,000
Ken Rampersand	/s/ Ken Rampersand	1,250,000	1,250,000
Joan Rampersand	/s/ Joan Rampersand	90,000	90,000
Reo Holdings Company Ltd.	Per: /s/ Rob Owens Name: Rob Owens Title: President	7,000,000	7,000,000
John Sutherland	/s/ John Sutherland	100,000	100,000
David Weinrauch	/s/ David Weinrauch	7,000,000	7,000,000
Beverly Wentzell	/s/ Beverly Wentzell	20,000	20,000
Doug Worden	/s/ Doug Worden	200,000	200,000
Total		78,030,877	78,030,877

SCHEDULE B

CERTIFICATE OF U.S. SHAREHOLDER

In connection with the issuance of common shares (the “Subco Shares”) of 1896432 Ontario Inc., an Ontario corporation (“Subco”), to the undersigned, pursuant to a Share Exchange Agreement dated June 28, 2013 (the “Agreement”) among Rockford Minerals Inc., a Nevada corporation, Subco, Tropic Spa Inc., an Ontario corporation (“Priveco”), and the shareholders of Priveco as set out in the Agreement (each, a “Selling Shareholder”), the undersigned represents and warrants to, and covenants with Subco that:

1.
The undersigned satisfies one or more of the categories of “accredited investor”, as defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), as indicated below: (please initial in the space provided)

Category 1
A bank as defined in section (3)(a)(2) of the U.S. Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; an insurance company as defined in section 2(13) of the U.S. Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivision, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

Category 2	A private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

Category 3
An organization described in section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Subco Shares, with total assets in excess of $5,000,000;

Category 4	A director or executive officer of Subco;

Category 5
A natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000, excluding the value of the primary residence of such natural person, calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property;

Category 3
A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Category 7
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Subco Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

Category 8	An entity in which all of the equity owners are accredited investors.

2.
If the undersigned does not satisfy one or more of the categories of “accredited investor”, as defined in Rule 501 of Regulation D promulgated under the U.S. Securities Act, the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Subco Shares.

3.
None of the Subco Shares have been or will be registered under the U.S. Securities Act, or under any applicable state securities or “blue sky” laws, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S promulgated under the U.S. Securities Act, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws.

4.
The undersigned understands and agrees that offers and sales of any of the Subco Shares may only be made in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable securities laws.

5.
The undersigned understands and agrees not to engage in any hedging transactions involving any of the Subco Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable securities laws.

6.
The undersigned is acquiring the Subco Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Subco Shares in the United States or to U.S. Persons.

7.	Subco has not undertaken, and will have no obligation, to register any of the Subco Shares under the U.S. Securities Act.

8.
Subco is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the undersigned contained in the Agreement and this Certificate, and the undersigned shall hold harmless Subco from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the undersigned not being true and correct.

9.
The undersigned has been advised to consult his own legal, tax and other advisors with respect to the merits and risks of an investment in the Subco Shares and, with respect to applicable resale restrictions, is solely responsible (and Subco is not in any way responsible) for compliance with applicable resale restrictions.

10.
The undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Subco in connection with the acquisition of the Subco Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Subco without unreasonable effort or expense.

11.
The books and records of Subco were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Subco Shares under the Agreement have been made available for inspection by the undersigned and the undersigned’s advisor(s).

12.
The undersigned (i) is able to fend for himself in connection with the acquisition of the Subco Shares; and (ii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

13.
The undersigned is not aware of any advertisement of any of the Subco Shares and is not acquiring the Subco Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

14.	No person has made to the undersigned any written or oral representations:

(a)	that any person will resell or repurchase any of the Subco Shares;

(b)	that any person will refund the purchase price of any of the Subco Shares;

(c)	as to the future price or value of any of the Subco Shares; or

(d)
that any of the Subco Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Subco Shares on any stock exchange or automated dealer quotation system.

15.
The undersigned is acquiring the Subco Shares as principal for his own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Subco Shares.

16.	Neither the Securities and Exchange Commission nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Subco Shares.

17.
The undersigned acknowledges and agrees that Subco may refuse to register any transfer of Subco Shares not made in accordance with the U.S. Securities Act or pursuant to an available exemption from registration thereunder.

18.	The undersigned understands and agrees that the Subco Shares shall bear legends in substantially the following form:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.  “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

“UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) THE DISTRIBUTION DATE, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

19.	The address of the undersigned included herein is the sole address of the undersigned as of the date of this Certificate.

IN WITNESS WHEREOF, I have executed this Certificate of U.S. Shareholder.

Signature	Date: _____________ , 2013

Name

Title (if applicable)

Address

SCHEDULE C

PRIVECO LEASES AND OTHER PROPERTY INTERESTS

Name of Agreement	Parties	Execution Date	Terms and Conditions
Agreement to Lease – Commercial	Stonewood Management Inc. and Tropic Spa Inc.	December 2, 2011	As per agreement provided to Pubco

SCHEDULE D

PRIVECO INTELLECTUAL PROPERTY

Type	Name	Region	Number	Date	Inventor
Patent	Apparatus for Spray Application of a Sunless Tanning Product	United States	7,594,593	January 17, 2006 (Filed) / September 29, 2009 (Issued)	Tropic Spa Inc.
Patent Application	Apparatus for Spray Application of a Sunless Tanning Product	Canada	2,685,941	April 5, 2007 (Filed) / December 22, 2009 (Entered)	Tropic Spa Inc.
Patent Application	Automated Mist Tanning Apparatus	Australia	2012227220	September 24, 2012 (Filed)	Tropic Spa Inc.
Patent Application	Apparatus for Spray Application of a Sunless Tanning Product	China	200780053225.1	December 4, 2009 (Filed)	Tropic Spa Inc.
Patent Application	Apparatus for Spray Application of a Sunless Tanning Product	Europe	07 804 956.6	November 3, 2009 (Filed)	Tropic Spa Inc.

SCHEDULE E

PRIVECO MATERIAL CONTRACTS

None.

APPENDIX 1

PROVISIONS ATTACHING TO THE SUBCO PREFERRED STOCK

Attached hereto.

APPENDIX 2

SUPPORT AGREEMENT BETWEEN ROCKFORD MINERALS INC., 1896431 ONTARIO INC. AND 1896432 ONTARIO INC.

Attached hereto.

APPENDIX 3

VOTING AND EXCHANGE TRUST AGREEMENT BETWEEN ROCKFORD MINERALS INC., 1896431 ONTARIO INC., 1896432 ONTARIO INC. AND JOHN MARMORA

Attached hereto.

APPENDIX 1

PROVISIONS ATTACHING TO THE SUBCO PREFERRED STOCK

The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

1.  INTERPRETATION

(a)	Definitions. For the purposes of these Exchangeable Share Provisions:

“affiliate” has the meaning ascribed thereto in the Securities Act;

“Board of Directors” means the board of directors of Subco;

“Business Day” means any day other than a Saturday, Sunday, a public holiday or a day on which commercial banking institutions in Toronto, Ontario are closed for business;

“Callco” means 1896431 Ontario Inc., a subsidiary of Rockford existing under the laws of the Province of Ontario, or any other direct or indirect wholly-owned subsidiary of Rockford designated by Rockford from time to time in replacement thereof;

“Callco Call Notice” has the meaning ascribed thereto in Section 8(b);

“Canadian Dollar Equivalent” means, at any date, in respect of any amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) as of such date, the product obtained by multiplying (i) the Foreign Currency Amount by (ii) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

“Closing Date” has the meaning ascribed thereto in the Share Exchange Agreement;

“Common Shares” means the common shares in the capital of Subco;

“Current Market Price” means, in respect of a Rockford Share on any date, the Canadian Dollar Equivalent of the average closing sale price on the OTC Bulletin Board during the period of 20 consecutive trading days ending on the third trading day immediately before such date or, if the Rockford Shares are not then quoted on the OTC Bulletin Board, on such stock exchange or automated quotation system on which the Rockford Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Rockford Shares during such period does not reflect the fair market value of a Rockford Share, then the Current Market Price of a Rockford Share shall be determined by the Board of Directors, based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate; and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding, absent manifest error;

“Exchangeable Shares” means the preferred shares in the capital of Subco, having the rights, privileges, restrictions and conditions set forth herein;

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“Exchangeable Share Consideration” means, with respect to each Exchangeable Share, for any acquisition of, redemption of or distribution of assets of Subco in respect of such Exchangeable Share, or purchase of such Exchangeable Share pursuant to these Exchangeable Share Provisions, the Share Exchange Agreement, the Support Agreement or the Voting and Exchange Trust Agreement:

(i)	the Current Market Price of one Rockford Share deliverable in connection with such action; plus

(ii)
a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; plus

(iii)	such stock or other property constituting any declared, payable and unpaid non-cash dividends deliverable in connection with such action,

provided that: (A) the part of the consideration which represents (i) above shall be fully paid and satisfied by the delivery of one Rockford Share, such share to be duly issued as fully paid and non-assessable; (B) the part of the consideration which represents (iii) above shall be fully paid and satisfied by delivery of such non-cash items; (C) in each case, any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest; and (D) in each case, any such consideration shall be paid without interest and less any tax required to be deducted and withheld therefrom;

“Exchangeable Share Price” means, at any time, for each Exchangeable Share, an amount equal to the aggregate of:

(i)	the Current Market Price of one Rockford Share at such time;

(ii)	the full amount of all cash dividends declared, payable and unpaid, at such time, on such Exchangeable Share;

(iii)	the full amount of all non-cash dividends declared, payable and unpaid, on such Exchangeable Share; and

(iv)	the full amount of all dividends declared and payable or paid in respect of each Rockford Share which have not, at such time, been declared or paid on Exchangeable Shares in accordance herewith;

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions set out herein;

“Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of Subco, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined) in the Voting and Exchange Trust Agreement;

“Exempt Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of Subco to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change is required to maintain the economic equivalence of the Exchangeable Shares and the Rockford Shares;

2

“Liquidation Amount” has the meaning ascribed thereto in Section 6(d);

“Liquidation Call Right” has the meaning ascribed thereto in Section 6(a);

“Liquidation Date” has the meaning ascribed thereto in Section 6(d);

“OBCA” means the Business Corporations Act (Ontario), as amended;

“person” includes any individual, sole proprietorship, corporation, body corporate, incorporated or unincorporated association, syndicate or organization, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, joint stock company, trust, natural person in his or her capacity as trustee, executor, administrator or other legal representative, a government or governmental authority or other entity, whether or not having legal status;

“Redemption Call Purchase Price” has the meaning ascribed thereto in Section 7(a);

“Redemption Call Right” has the meaning ascribed thereto in Section 7(a);

“Redemption Date” means the date, if any, established by the Board of Directors for the redemption by Subco of all but not less than all of the outstanding Exchangeable Shares, which date shall be no earlier than the fifth anniversary of the Closing Date, unless:

(i)
the aggregate number of Exchangeable Shares issued and outstanding (other than Exchangeable Shares held by Rockford and its subsidiaries) is less than 5% of the number of Exchangeable Shares issued on the Closing Date (as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date, as it may determine, upon at least 30 days’ prior written notice to the registered holders of the Exchangeable Shares;

(ii)
a Rockford Control Transaction is proposed, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Rockford Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Rockford Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date as it may determine, upon such number of days prior written notice to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

(iii)
an Exchangeable Share Voting Event is proposed and (A) the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose (which business purpose must be bona fide and not for the primary purpose of causing the occurrence of the Redemption Date) intended by the Exchangeable Share Voting Event in a commercially reasonable manner that does not result in an Exchangeable Share Voting Event and (B) the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exchangeable Share Voting Event, in which case the Redemption Date shall be the Business Day following the later of the day on which the Board of Directors makes such a determination or the holders of the Exchangeable Shares fail to take such action; or

3

(iv)
an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the Redemption Date shall be the Business Day following the day on which the holders of the Exchangeable Shares fail to take such action, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (i), (ii), (iii) or (iv) above to any of the holders of Exchangeable Shares shall not affect the validity of any such redemption;

“Redemption Price” has the meaning ascribed thereto in Section 7(d);

“Restricted Actions” has the meaning ascribed thereto in Section 5(a);

“Retracted Shares” has the meaning ascribed thereto in Section 8(a)(i);

“Retraction Call Notice” has the meaning ascribed thereto in Section 8(b)(ii);

“Retraction Call Right” has the meaning ascribed thereto in Section 8(b)(i);

“Retraction Call Right Purchase Price” has the meaning ascribed thereto in Section 8(b)(i);

“Retraction Date” has the meaning ascribed thereto in Section 8(a)(i);

“Retraction Price” has the meaning ascribed thereto in Section 8(a)(i);

“Retraction Request” has the meaning ascribed thereto in Section 8(a)(i);

“Rockford” means Rockford Minerals Inc., a corporation existing under the laws of the State of Nevada;

“Rockford Control Transaction” shall be deemed to have occurred if:

(i)
any person acquires, directly or indirectly, any voting security of Rockford and, immediately after such acquisition, the acquirer directly or indirectly owns, or exercises control and direction over, voting securities representing more than 50% of the total voting power of all of the then outstanding voting securities of Rockford;

(ii)
the shareholders of Rockford approve a merger, consolidation, recapitalization or reorganization of Rockford, other than any such transaction which would result in the holders of outstanding voting securities of Rockford immediately prior to such transaction directly or indirectly owning, or exercising control and direction over, voting securities representing more than 50% of the total voting power of all of the voting securities of the surviving entity outstanding immediately after such transaction;

4

(iii)	the shareholders of Rockford approve a liquidation of Rockford; or

(iv)	Rockford sells or disposes of all or substantially all of its assets;

“Rockford Dividend Declaration Date” means the date on which the board of directors of Rockford declares any dividend or other distribution on the Rockford Shares;

“Rockford Shares” means shares of the common stock of Rockford;

“Securities Act” means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as amended;

“Share Exchange Agreement” means the share exchange agreement dated ●, 2013 between Rockford, Subco, Tropic Spa and the shareholders of Tropic Spa, as amended, supplemented and/or restated in accordance with its terms;

“Support Agreement” means the support agreement to be entered into prior to the issuance by Subco of any Exchangeable Shares among Rockford, Callco and Subco in substantially the form attached as Appendix 2 to the Share Exchange Agreement, as amended, supplemental or otherwise modified from time to time in accordance with its terms;

“Tax Act” means the Income Tax Act (Canada), as amended;

“Transfer Agent” means such person as may from time to time be appointed by Subco as the registrar and transfer agent for the Exchangeable Shares;

“Tropic Spa” means Tropic Spa Inc., a corporation existing under the laws of the Province of Ontario;

“Trustee” means the trustee chosen by Rockford to act as trustee under the Voting and Exchange Trust Agreement, and any successor trustee appointed under the Voting and Exchange Trust Agreement; and

“Voting and Exchange Trust Agreement” means the voting and exchange trust agreement to be entered into among Rockford, Callco, Subco and the Trustee in substantially the form attached as Appendix 3 to the Share Exchange Agreement, as amended, supplemental or otherwise modified from time to time in accordance with its terms.

(b)
Interpretation Not Affected by Headings.  The division of these Exchangeable Share Provisions into sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.  Unless otherwise indicated, references to a “Section” refer to the specified section of these Exchangeable Share Provisions.

(c)
Number and Gender.  In these Exchangeable Share Provisions, unless the context otherwise requires, words used importing the singular include the plural and vice versa and words imparting any gender shall include all genders.

5

(d)
Date of Any Action.  If any date on which any action is required to be taken hereunder by any person is not a Business Day, then such action shall be required to be taken on the next succeeding day which is a Business Day.

(e)	Currency. In these Exchangeable Share Provisions, unless stated otherwise, all cash payments provided for shall be made in Canadian dollars.

2.  RANKING OF EXCHANGEABLE SHARES

The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares (a) with respect to the payment of dividends as and to the extent provided in Section 3 and (b) with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of Subco, whether voluntary or involuntary, or any other distribution of the assets of Subco among its shareholders for the purpose of winding up its affairs as and to the extent provided in Section 5.

3.  DIVIDENDS

(a)
Dividends.  A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable laws, on each Rockford Dividend Declaration Date, declare a dividend on each Exchangeable Share:

(i)
in the case of a cash dividend or distribution declared on the Rockford Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent of the cash dividend or distribution declared on each Rockford Share on the Rockford Dividend Declaration Date;

(ii)
in the case of a stock dividend or distribution declared on the Rockford Shares to be paid in Rockford Shares, by the issue or transfer by Subco of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Rockford Shares to be paid on each Rockford Share; provided, however, that Subco may, in lieu of such stock dividend or distribution, ellect to effect a contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with Section 3(e)) subdivision of the outstanding Exchangeable Shares; or

(iii)
in the case of a dividend or distribution declared on the Rockford Shares in property other than cash or Rockford Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (as determined by the Board of Directors in accordance with Section 3(e)) to the type and amount of property declared as a dividend or distribution on each Rockford Share.

Such dividends or distributions shall be paid out of money, assets or property of Subco properly applicable to the payment of dividends, or out of authorized but unissued shares of Subco, as applicable.  The holders of Exchangeable Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this Section 3(a).

(b)
Payments of Dividends.  Cheques of Subco payable at par at any branch of the bankers of Subco shall be issued in respect of any cash dividends or distributions contemplated by Section 3(a)(i) and the sending of such cheque to each holder of an Exchangeable Share shall satisfy the cash dividend or distribution represented thereby unless the cheque is not paid on presentation.  Written evidence of the book entry issuance or transfer to the registered holder of Exchangeable Shares shall be delivered in respect of any stock dividends or distributions contemplated by Section 3(a)(ii) and the sending of such written evidence to each holder of an Exchangeable Share shall satisfy the stock dividend or distribution represented thereby.  Such other type and amount of property in respect of any dividends or distributions contemplated by Section 3(a)(iii) shall be issued, distributed or transferred by Subco in such manner as it shall determine and the issuance, distribution or transfer thereof by Subco to each holder of an Exchangeable Share shall satisfy the dividend or distribution represented thereby.  Subject to the requirements of applicable laws with respect to unclaimed property, no holder of an Exchangeable Share shall be entitled to recover by action or other legal process against Subco any dividend that is represented by a cheque that has not been duly presented to Subco’s bankers for payment or that otherwise remains unclaimed for a period of five (5) years from the date on which such dividend or distribution was payable.

6

(c)
Record and Payment Dates.  The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Exchangeable Shares under Section 3(a) shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or distribution declared on the Rockford Shares.  The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision of the Exchangeable Shares under Section 3(a)(ii) and the effective date of such subdivision shall be the same dates as the record and payment date, respectively, for the corresponding stock dividend or distribution declared on the Rockford Shares.

(d)
Partial Payment.  If on any payment date for any dividends or distributions declared on the Exchangeable Shares under Section 3(a) the dividends or distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or distributions that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which Subco shall have sufficient moneys, assets or property properly applicable to the payment of such dividends or distributions.

(e)
Economic Equivalence.  The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the Board of Directors may determine), “economic equivalence” for the purposes of the Exchangeable Share Provisions and each such determination shall be conclusive and binding on Subco and its shareholders.  In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(i)	in the case of any stock dividend or distribution payable in Rockford Shares, the number of such shares issued in proportion to the number of Rockford Shares previously outstanding;

(ii)
in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Rockford Shares (or securities exchangeable for or convertible into or carrying rights to acquire Rockford Shares), the relationship between the exercise price of each such right, option or warrant, the Current Market Price of a Rockford Share, the volatility of the Rockford Shares and the terms of any such instrument;

(iii)
in the case of the issuance or distribution of any other form of property (including any shares or securities of Rockford of any class other than Rockford Shares, any rights, options or warrants other than those referred to in Section 3(e)(ii), any evidences of indebtedness of Rockford or any assets of Rockford), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Rockford Share and the Current Market Price of a Rockford Share;

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(iv)
in the case of any subdivision, redivision or change of the then outstanding Rockford Shares into a greater number of Rockford Shares or the reduction, combination, consolidation or change of the then outstanding Rockford Shares into a lesser number of Rockford Shares or any amalgamation, merger, arrangement, reorganization or other transaction affecting the Rockford Shares, the effect thereof upon the then outstanding Exchangeable Shares; and

(v)
in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Rockford Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing withholding taxes and marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

4.  CERTAIN RESTRICTIONS

So long as any of the Exchangeable Shares are outstanding, Subco shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 12(a):

(a)
pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)
redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or the distribution of the assets in the event of the liquidation, dissolution or winding up of Subco, whether voluntary or involuntary, or any other distribution of the assets of Subco among its shareholders for the purpose of winding up its affairs;

(c)
redeem or purchase or make any capital distribution in respect of any other shares of Subco ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of Subco, whether voluntary or involuntary, or any other distribution of the assets of Subco among its shareholders for the purpose of winding up its affairs;

(d)
issue any Exchangeable Shares or any other shares of Subco ranking equally with the Exchangeable Shares other, in each case, than by way of stock dividends to the holders of such Exchangeable Shares; or

(e)	issue any shares of Subco ranking superior to the Exchangeable Shares,

provided, however, that the restrictions in Sections 4(a), (b), (c) and (d) shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Rockford Shares shall have been declared and paid in full on the Exchangeable Shares and provided that the proposed redemption, purchase or other capital distribution does not impair Subco’s ability to redeem all of the outstanding Exchangeable Shares.

5.  ADDITIONAL RESTRICTIONS

(a)
Restricted Actions.  Except as provided in this Section 5, the holders of the Exchangeable Shares may not, without the written consent of Subco, exchange, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any of their Exchangeable Shares, or (b) enter into any swap or other arrangement that transfers to another person, in whole or in part, any of the economic consequences of ownership of any of their Exchangeable Shares, whether any such transaction is to be settled by delivery of such Exchangeable Shares or otherwise (the “Restricted Actions”).  The Restricted Actions are in addition to and cumulative with any other restrictions on conversion or transfer otherwise agreed to by any holder of Exchangeable Shares or to which such holder is subject under applicable laws.

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(b)
Expiration of Restricted Actions.  Within 30 days of each six (6) month anniversary of the Closing Date, and provided Tropic Spa has generated at least $1,000,000 in gross revenue during the preceding six (6) month period, Subco shall permit the holders of Exchangeable Shares to require Subco to redeem an aggregate of 1% of the then-outstanding Exchangeable Shares on a pro rata basis in accordance with the manner specified in Section 8(a).  Notwithstanding the foregoing, the Restricted Actions shall automatically expire on June 30, 2015 unless an extension thereof is approved by the holders of the Exchangeable Shares in accordance with Section 12(b).

(c)	Exceptions. The Restricted Actions shall not apply to any transfer or other disposition of Exchangeable Shares by the holder thereof:

(i)	to a person over which such holder exercises sole voting and investment control;

(ii)	upon such holder’s death by will or intestacy; or

(iii)
as a distribution solely to members, partners or stockholders of such holder, if the holder is a corporation, body corporate, syndicate or organization, partnership, limited partnership, limited liability company, unlimited liability company, joint venture or joint stock company.

For greater certainty, the exceptions specified in this Section 5(c) shall not extend to any actions in furtherance of a retraction of Exchangeable Shares at the option of the holder thereof pursuant to Section 8 that would violate the terms of Section 5(a).

6.  LIQUIDATION

(a)
Liquidation Call Right.  Subject to Section 6(b), Rockford and Callco shall each have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Subco or any other distribution of the assets of Subco among its shareholders for the purpose of winding up its affairs, to purchase from all but not less than all of the holders of Exchangeable Shares (other than Rockford or an affiliate of Rockford) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder upon the payment by Rockford or Callco, as the case may be, to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Liquidation Date (the “Liquidation Call Purchase Price”) in accordance with Section 6(c). In the event of the exercise of the Liquidation Call Right by Rockford or Callco, as the case may be, each such holder of Exchangeable Shares shall be obligated to sell all of the Exchangeable Shares held by the holder to Rockford or Callco, as the case may be, on the Liquidation Date upon the payment by Rockford or Callco, as the case may be, to such holder of the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such share, and the purchaser shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased.

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(b)
Limitation on Liquidation.  Callco shall only be entitled to exercise the Liquidation Call Right with respect to those Exchangeable Shares, if any, in respect of which Rockford has not exercised the Liquidation Call Right.  To exercise the Liquidation Call Right, Rockford or Callco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Subco of its intention to exercise such right (i) in the case of a voluntary liquidation, dissolution or winding-up of Subco or any other voluntary distribution of the assets of Subco among its shareholders for the purpose of winding up its affairs, at least 30 days before the Liquidation Date or (ii) in the case of an involuntary liquidation, dissolution or winding-up of Subco or any other involuntary distribution of the assets of Subco among its shareholders for the purpose of winding up its affairs, at least five (5) Business Days before the Liquidation Date.  The Transfer Agent shall notify the holders of Exchangeable Shares as to whether or not Rockford and/or Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which Rockford or Callco may exercise the Liquidation Call Right.  If Rockford and/or Callco exercises the Liquidation Call Right, Rockford and/or Callco, as the case may be, shall purchase and the holders of the Exchangeable Shares (other than Rockford or an affiliate of Rockford) shall sell, on the Liquidation Date, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Liquidation Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)
Liquidation Call Procedure.  For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Liquidation Call Right, Rockford and/or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price less any amounts deducted and withheld as Tropic Spa, Subco or the Transfer Agent is required to deduct and withhold with respect to such payment under the Tax Act, the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, or any provision of any provincial, state, local or foreign tax laws as counsel may advise is required to be so deducted and withheld by Tropic Spa, Subco or the Transfer Agent, as the case may be.  Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares on and after the Liquidation Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the total Liquidation Call Purchase Price, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Rockford Shares which such holder is entitled to receive.  Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and by-laws of Subco, and such additional documents, instruments and payments as the Transfer Agent and Subco may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of Rockford and/or Callco, as the case may be, shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive.

(d)
Liquidation Amount.  Subject to applicable laws and the due exercise by Rockford or Callco of the Liquidation Call Right, in the event of the liquidation, dissolution or winding-up of Subco or any other distribution of the assets of Subco among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable laws, to receive from the assets of Subco in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution, winding-up or other distribution (the “Liquidation Date”), before any distribution of any part of the assets of Subco among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the “Liquidation Amount”) equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date, which price shall be satisfied in full by Subco delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Liquidation Amount.

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(e)
Payment of Liquidation Amount.  In the case of a distribution pursuant to Section 6(d), and provided that the Liquidation Call Right has not been exercised by Rockford or Callco, on or promptly after the Liquidation Date, Subco shall deliver or cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and by-laws of Subco and such additional documents, instruments and payments as the Transfer Agent and Subco may reasonably require, at the registered office of Subco or at any office of the Transfer Agent as may be specified by Subco by notice to the holders of the Exchangeable Shares.  Payment of the Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of Subco for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of Subco or at any office of the Transfer Agent as may be specified by Subco by notice to the holders of the Exchangeable Shares, the Exchangeable Share Consideration such holder is entitled to receive pursuant to Section 6(d).  On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon the presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner hereinbefore provided.  Subco shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited in a custodial account with, any chartered bank or trust company the Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not been surrendered by the holders thereof at the Liquidation Date, such Liquidation Amount to be held by such bank or trust company as trustee for and on behalf of, and for the use and benefit of, such holders.  Upon such deposit being made, the rights of a holder of Exchangeable Shares after such deposit shall be limited to receiving its proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, without interest, and all dividends and other distributions with respect to the Rockford Shares to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such Rockford Shares to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions.

(f)
No Right to Participate in Further Distributions.  After Subco has satisfied its obligations to pay the holders of the Exchangeable Shares the total Liquidation Amount per Exchangeable Share pursuant to this Section 6, such holders shall not be entitled to share in any further distribution of the assets of Subco.

7.  REDEMPTION OF EXCHANGEABLE SHARES

(a)
Redemption Call Right.  Subject to Section 7(b), Rockford and Callco shall each have the overriding right (the “Redemption Call Right”) to purchase from all but not less than all of the holders of Exchangeable Shares (other than Rockford or an affiliate of Rockford) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Rockford or Callco, as the case may be, to each such holder of the Exchangeable Share Price (payable in the form of the Exchangeable Share Consideration) applicable on the last Business Day prior to the Redemption Date (the “Redemption Call Purchase Price”) in accordance with Section 7(c).  In the event of the exercise of the Redemption Call Right by Rockford or Callco, as the case may be, each such holder of Exchangeable Shares shall be obligated to sell all of the Exchangeable Shares held by the holder to Rockford or Callco, as the case may be, on the Redemption Date upon the payment by Rockford or Callco, as the case may be, to such holder of the Redemption Call Purchase Price (payable in the form of Exchangeable Share Consideration) for each such share, and the purchaser shall have no obligation to redeem or to pay the Redemption Price in respect of such shares so purchased.

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(b)
Limitation on Redemption.  Callco shall only be entitled to exercise the Redemption Call Right with respect to those Exchangeable Shares, if any, in respect of which Rockford has not exercised the Redemption Call Right.  To exercise the Redemption Call Right, Rockford or Callco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Subco of its intention to exercise such right (i) in the case of a redemption occurring as a result of a Rockford Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, on or before the Redemption Date and (ii) in any other case, at least 30 days before the Redemption Date.  The Transfer Agent shall notify the holders of the Exchangeable Shares as to whether or not Rockford and/or Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which Rockford or Callco may exercise the Redemption Call Right.  If Rockford and/or Callco exercises the Redemption Call Right, Rockford and/or Callco, as the case may be, shall purchase and the holders of the Exchangeable Shares (other than Rockford or an affiliate of Rockford) shall sell, on the Redemption Date, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Redemption Call Purchase Price (payable in the form of Exchangeable Share Consideration).

(c)
Redemption Call Procedure.  For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Redemption Call Right, Rockford and/or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price less any amounts deducted and withheld as Tropic Spa, Subco or the Transfer Agent is required to deduct and withhold with respect to such payment under the Tax Act, the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, or any provision of any provincial, state, local or foreign tax laws as counsel may advise is required to be so deducted and withheld by Tropic Spa, Subco or the Transfer Agent, as the case may be.  Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares on and after the Redemption Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the total Redemption Call Purchase Price, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Rockford Shares which such holder is entitled to receive.  Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and by-laws of Subco, and such additional documents, instruments and payments as the Transfer Agent and Subco may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive, in exchange therefor, and the Transfer Agent on behalf of Rockford and/or Callco, as the case may be, shall deliver to such holder the Exchangeable Share Consideration such holder is entitled to receive.

(d)
Redemption Amount.  Subject to applicable laws and the due exercise by Rockford or Callco of the Redemption Call Right, Subco shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share (the “Redemption Price”) equal to the Exchangeable Share Price on the last Business Day prior to the Redemption Date, which price shall be satisfied in full by Subco delivering or causing to be delivered to each holder of Exchangeable Shares the Exchangeable Share Consideration for each Exchangeable Share held by such holder.

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(e)
Notice of Redemption.  In the case of a redemption of Exchangeable Shares pursuant to Section 7(d), Subco shall, at least 30 days before the Redemption Date (other than a Redemption Date established in connection with a Rockford Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by Subco or the purchase by Rockford or Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder.  In the case of a Redemption Date established in connection with a Rockford Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, the written notice of the redemption by Subco or the purchase by Rockford or Callco, as the case may be, under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances.  In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.  In the case of any notice given in connection with a possible Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

(f)
Payment of Redemption Price.  On or after the Redemption Date, and provided that the Redemption Call Right has not been exercised by Callco, Subco shall deliver or cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, upon the presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and by-laws of Subco and such additional documents, instruments and payments as the Transfer Agent and Subco may reasonably require, at the registered office of Subco or at any office of the Transfer Agent as may be specified by notice to the holders of the Exchangeable Shares.  The payment of the Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of Subco for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Transfer Agent as may be specified by Subco by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the Redemption Price.  On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement) other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon the presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Redemption Price has been paid in the manner hereinbefore provided.  Subco shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price (in the form of Exchangeable Share Consideration) of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company named in such notice and any interest earned on such deposit shall belong to Subco.  Provided that such total Redemption Price has been so deposited prior to the Redemption Date, on and after the Redemption Date, the Exchangeable Shares shall be redeemed and the rights of the holders thereof after the Redemption Date shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against the presentation and surrender of the certificates for the Exchangeable Shares held by them, respectively, in accordance with the foregoing provisions.

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8.  RETRACTION OF EXCHANGEABLE SHARES

(a)	Retraction at Option of Holder.

(i)
Subject to Section 5, applicable laws and the due exercise by Rockford or Callco of the Retraction Call Right, a holder of Exchangeable Shares shall be entitled at any time to require Subco to redeem, on the fifth Business Day after the date on which the Retraction Request is received by Subco (the “Retraction Date”), any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the “Retraction Price”), which price shall be satisfied in full by Subco delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Price.  The holder must give notice of a request to redeem by presenting and surrendering to Subco, at the registered office of Subco or at any office of the Transfer Agent as may be specified by Subco by notice to the holders of the Exchangeable Shares, the certificate or certificates representing the Exchangeable Shares that the holder desires to have Subco redeem, together with (A) such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and by-laws of Subco and such additional documents, instruments and payments as the Transfer Agent and Subco may reasonably require and (B) a duly executed request (the ‘‘Retraction Request’’) in substantially the form attached as Schedule A hereto or in such other form as may be acceptable to Subco specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the “Retracted Shares”) redeemed by Subco.

(ii)
In the case of a redemption of Exchangeable Shares pursuant to this Section 8(a), upon receipt by Subco or the Transfer Agent in the manner specified in Section 8(a)(i) of a certificate representing the number of Exchangeable Shares which the holder desires to have Subco redeem, together with a duly executed Retraction Request and such additional documents and instruments specified in Section 8(a)(i), and provided that (A) the Retraction Request has not been revoked by the holder of such Exchangeable Shares in the manner specified in Section 8(a)(iv) and (B) neither Rockford nor Callco has exercised the Retraction Call Right, Subco shall redeem the Retracted Shares effective at the close of business on the Retraction Date.  On the Retraction Date, Subco shall deliver or cause to be delivered to such holder, at the address of the holder recorded in the securities register of Subco for the Exchangeable Shares or at the address specified in the Retraction Request or by holding for pick-up by the holder at the registered office of Subco or at any office of the Transfer Agent as may be specified by Subco by notice to the holders of the Exchangeable Shares, the Exchangeable Share Consideration representing the Retraction Price and such delivery of such Exchangeable Share Consideration by or on behalf of Subco by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price to the extent that the same is represented by such Exchangeable Share Consideration, unless any cheque comprising part of such Exchangeable Share Consideration is not paid on due presentation.  If only a part of the Exchangeable Shares represented by any certificate is redeemed, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Subco.  On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Retraction Price in respect thereof, unless upon the presentation and surrender of certificates in accordance with the foregoing provisions, the payment of the aggregate Retraction Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Price has been paid in the manner hereinbefore provided.  On and after the close of business on the Retraction Date, provided that the presentation and surrender of certificates and the payment of such aggregate Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by Subco shall thereafter be considered and deemed for all purposes to be a holder of the Rockford Shares delivered to such holder.

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(iii)
Notwithstanding any other provision of this Section 8, Subco shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request if and to the extent that such redemption would be contrary to solvency requirements or other provisions of applicable laws.  If Subco believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and neither Rockford nor Callco has exercised the Retraction Call Right with respect to such Retracted Shares, Subco shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two (2) Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by Subco.  In any case in which the redemption by Subco of Retracted Shares would be contrary to solvency requirements or other provisions of applicable laws, Subco shall redeem Retracted Shares in accordance with Section 8(a)(ii) on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of Subco, representing the Retracted Shares not redeemed by Subco pursuant to Section 8(a)(ii).  If Subco would otherwise be obligated to redeem Retracted Shares pursuant to Section 8(a)(ii) but is not obligated to do so as a result of solvency requirements or other provisions of applicable laws, the holder of any such Retracted Shares not redeemed by Subco pursuant to Section 8(a)(ii) as a result of solvency requirements or other provisions of applicable laws shall be deemed, by delivery of the Retraction Request to have instructed the Transfer Agent to require Rockford or Callco to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Rockford or Callco to such holder of the total Retraction Price in respect of such Retracted Shares, all as more specifically provided for in the Voting and Exchange Trust Agreement.

(iv)
A holder of Retracted Shares may, by notice in writing given by the holder to Subco before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco shall be deemed to have been revoked.

(v)	Notwithstanding any other provision of this Section 8(a), if:

A.
the exercise of the rights of the holders of the Exchangeable Shares, or any of them, to require Subco to redeem any Exchangeable Shares pursuant to this Section 8(a) on any Retraction Date would require listing particulars or any similar document to be issued in order to obtain the approval of any stock exchange or automated quotation system on which the Rockford Shares are listed or quoted to the listing and trading (subject to official notice of issuance) of the Rockford Shares that would be required to be delivered to such holders of Exchangeable Shares in connection with the exercise of such rights; and

B.
as a result of (A) above, it would not be practicable (notwithstanding the reasonable endeavours of Rockford) to obtain such approvals in time to enable all or any of such Rockford Shares to be admitted to listing and trading by any stock exchange or automated quotation system on which the Rockford Shares are listed or quoted (subject to official notice of issuance) when so delivered, the Retraction Date shall, notwithstanding any other date specified or otherwise deemed to be specified in any relevant Retraction Request, be deemed for all purposes to be the earlier of (x) the second Business Day immediately following the date the approvals referred to in Section 8(a)(v)A are obtained and (ii) the date which is 30 Business Days after the date on which the relevant Retraction Request is received by Subco, and references in these Exchangeable Share Provisions to such Retraction Date shall be construed accordingly.

(b)	Retraction Call Rights

(i)
In the event that a holder of Exchangeable Shares delivers a Retraction Request pursuant to Section 8(a), and subject to the limitations set forth in Section 8(b)(ii) (including that Callco shall only be entitled to exercise its Retraction Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which Rockford has not exercised its Retraction Call Right), Rockford and Callco shall each have the overriding right (the “Retraction Call Right”), notwithstanding the proposed redemption of the Exchangeable Shares by Subco pursuant to Section 7(a), to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by Rockford or Callco, as the case may be, of an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the “Retraction Call Right Purchase Price”), which price shall be satisfied in full by Rockford or Callco, as the case may, delivering or causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Call Right Purchase Price.  Upon the exercise of the Retraction Call Right in respect of Retracted Shares, the holder of such shares shall be obligated to sell all of such Retracted Shares to Rockford or Callco, as the case may be, on the Retraction Date upon the payment by Rockford or Callco, as the case may be, of the total Retraction Price in respect of such Retracted Shares as set forth in this Section 8(b)(i).

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(ii)
Upon receipt by Subco of a Retraction Request, Subco shall immediately notify Rockford and Callco thereof and shall provide Rockford and Callco with a copy of the Retraction Request.  Callco shall only be entitled to exercise its Retraction Call Right with respect to those holders of Retracted Shares, if any, in respect of which Rockford has not exercised its Retraction Call Right.  In order to exercise its Retraction Call Right, Rockford or Callco, as the case may be, must notify Subco in writing of its determination to do so (a “Retraction Call Notice”) within five (5) Business Days after Subco notifies Rockford and Callco of the Retraction Request.  If neither Rockford nor Callco so notifies Subco within such five (5) Business Day period, Subco shall notify the holder as soon as possible thereafter that neither Rockford nor Callco will exercise the Retraction Call Right.  If one or both of Rockford and Callco delivers a Retraction Call Notice within such five (5) Business Day period and duly exercises its Retraction Call Right in accordance with this Section 8(b)(ii), the obligation of Subco to redeem the Retracted Shares shall terminate and, provided that the Retraction Request is not revoked by the holder of such Retracted Shares in the manner specified in Section 8(a)(iv), Rockford or Callco, as the case may be, shall purchase from such holder and such holder shall sell to Rockford or Callco, as the case may be, on the Retraction Date the Retracted Shares for an amount per share equal to the Retraction Call Right Purchase Price.  Provided that the aggregate Retraction Call Right Purchase Price has been so deposited with the Transfer Agent as provided in Section 8(b)(iii), the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by Subco of such Retracted Shares shall take place on the Retraction Date.

(iii)
For the purpose of completing a purchase of Retracted Shares pursuant to the exercise of the Retraction Call Right, Rockford or Callco, as the case may be, shall deliver or cause to be delivered to the holder of such Retracted Shares, at the address of the holder recorded in the securities register of Subco for the Exchangeable Shares or at the address specified in the holder’s Retraction Request or by holding for pick-up by the holder at the registered office of Subco or at any office of the Transfer Agent as may be specified by Subco by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the Retraction Call Right Purchase Price to which such holder is entitled and such delivery of Exchangeable Share Consideration on behalf of Rockford or Callco, as the case may be, shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Call Right Purchase Price to the extent that the same is represented by such Exchangeable Share Consideration, unless such cheque comprising part of such Exchangeable Share Consideration is not paid on due presentation.

(iv)
On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Retraction Call Right Purchase Price in respect thereof, unless upon the presentation and surrender of certificates in accordance with the foregoing provisions, the payment of the aggregate Retraction Call Right Purchase Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Call Right Purchase Price has been paid in the manner hereinbefore provided.  On and after the close of business on the Retraction Date, provided that the presentation and surrender of certificates and the payment of such aggregate Retraction Call Right Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by Rockford or Callco, as the case may be, shall thereafter be considered and deemed for all purposes to be a holder of the Rockford Shares delivered to such holder.

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9.  PURCHASE FOR CANCELLATION

(a)
Private Agreement.  Subject to applicable laws and the articles and by-laws of Subco, and notwithstanding Section 9(b), Subco may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with the holder thereof.

(b)
Tender Offer.  Subject to applicable laws and the articles and by-laws of Subco, Subco may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price per share by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase.  If in response to an invitation for tenders under the provisions of this Section 9(b), more Exchangeable Shares are tendered at a price or prices acceptable to Subco than Subco is prepared to purchase, the Exchangeable Shares to be purchased by Subco shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to Subco, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than Subco is prepared to purchase after Subco has purchased all the shares tendered at lower prices.  If only part of the Exchangeable Shares represented by any certificate are purchased pursuant to this Section 9(b), a new certificate for the balance of such shares shall be issued at the expense of Subco.

10.  VOTING RIGHTS

Except as required by applicable laws and by Section 12, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of Subco or to vote at any such meeting.  Without limiting the generality of the foregoing, the holders of the Exchangeable Shares shall not have class votes except as required by applicable laws.

11.  SPECIFIED AMOUNT

The amount specified in respect of each Exchangeable Share for the purposes of subsection 191(4) of the Income Tax Act (Canada) shall be an amount equal to $●.

12.  AMENDMENT AND APPROVAL

(a)
Amendment.  The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

(b)
Approval.  Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares in accordance with applicable laws shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable laws, subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of the holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided, however, that if at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five (5) days thereafter and to such time and place as may be designated by the Chairman of such meeting.  At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

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13.  RECIPROCAL CHANGES, ETC. IN RESPECT OF ROCKFORD SHARES

(a)
Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Rockford will not, except as provided in the Support Agreement, without the prior approval of Subco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 12(b):

(i)
issue or distribute Rockford Shares (or securities exchangeable for or convertible into or carrying rights to acquire Rockford Shares) to the holders of all or substantially all of the then outstanding Rockford Shares by way of stock dividend or other distribution, other than an issue of Rockford Shares (or securities exchangeable for or convertible into or carrying rights to acquire Rockford Shares) to holders of Rockford Shares (i) who exercise an option to receive dividends in Rockford Shares (or securities exchangeable for or convertible into or carrying rights to acquire Rockford Shares) in lieu of receiving cash dividends or (ii) pursuant to any dividend reinvestment plan or similar arrangement;

(ii)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Rockford Shares entitling them to subscribe for or to purchase Rockford Shares (or securities exchangeable for or convertible into or carrying rights to acquire Rockford Shares); or

(iii)	issue or distribute to the holders of all or substantially all of the then outstanding Rockford Shares:

A.	shares or securities of Rockford of any class other than Rockford Shares (or securities convertible into or exchangeable for or carrying rights to acquire Rockford Shares);

B.	rights, options or warrants other than those referred to in Section 13(a)(ii);

C.	evidence of indebtedness of Rockford; or

D.	assets of Rockford;

unless (A) Subco is permitted under applicable laws to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to the holders of the Exchangeable Shares and (B) Subco shall issue or distribute the economic equivalent of such rights, options, warrants, securities, shares evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Rockford in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Share Exchange Agreement.

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(b)
Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that for so long as any Exchangeable Shares not owned by Rockford or its affiliates are outstanding, Rockford will not without the prior approval of Subco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 12(b):

(i)	subdivide, redivide or change the then outstanding Rockford Shares into a greater number of Rockford Shares;

(ii)	reduce, combine, consolidate or change the then outstanding Rockford Shares into a lesser number of Rockford Shares; or

(iii)	reclassify or otherwise change the Rockford Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Rockford Shares,

unless (A) Subco is permitted under applicable laws to make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares and (B) the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares; provided, however, that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Rockford in order to give effect to and to consummate the transactions contemplated by, and in accordance with the Share Exchange Agreement.  The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 12(a).

(c)	Notwithstanding the foregoing provisions of this Section 13, in the event of a Rockford Control Transaction:

(i)
in which Rockford merges or amalgamates with, or in which all or substantially all of the then outstanding Rockford Shares are acquired by one or more other corporations to which Rockford is, immediately before such merger, amalgamation or acquisition, related within the meaning of the Income Tax Act (Canada) (otherwise than virtue of a right referred to in paragraph 251(5)(b) thereof);

(ii)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of the definition of such term in Section 1(a); and

(iii)
in which all or substantially all of the then outstanding Rockford Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Rockford Control Transaction, owns or controls, directly or indirectly, Rockford;

then all references herein to “Rockford” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Rockford Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of shares pursuant to these Exchangeable Share Provisions or the exchange of shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the Rockford Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, option or retraction of such shares pursuant to these Exchangeable Share Provisions or the exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the Rockford Control Transaction and the Rockford Control Transaction was completed) but subject to subsequent adjustments to reflect any subsequent changes in the share capital of the issuer of the Other Shares, including without limitation, any subdivision, consolidation or reduction of share capital, without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

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14.  ACTIONS BY SUBCO UNDER SUPPORT AGREEMENT

(a)
Actions by Subco.  Subco will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Rockford, Callco and Subco with all provisions of the Support Agreement applicable to Rockford, Callco and Subco, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of Subco all rights and benefits in favour of Subco under or pursuant to such agreement.

(b)
Changes to the Support Agreement.  Subco shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 12(b) other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(i)
adding to the covenants of any or all of the other parties to the Support Agreement if the board of directors of each of Rockford, Callco and Subco shall be of the good faith opinion that such additions will not be prejudicial in any material respect to the rights or interests of the holders of the Exchangeable Shares as a whole;

(ii)
evidencing the succession of successors to Rockford either by operation of law or agreement to the liabilities and covenants of Rockford under the Support Agreement (“Rockford Successors”) and the covenants of and obligations assumed by each such Rockford Successor in accordance with the provisions of Section 3 of the Support Agreement;

(iii)
making such amendments or modifications not inconsistent with the Support Agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the board of directors of each of Rockford, Callco and Subco, having in mind the interests of the holders of the Exchangeable Shares as a whole, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion, after consultation with counsel, that such amendments and modifications will not be prejudicial in any material respect to the rights or interests of the holders of the Exchangeable Shares as a whole; or

(iv)
making such changes in or corrections to the Support Agreement which, on the advice of counsel to Rockford, Callco and Subco, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the board of directors of each of Rockford, Callco and Subco shall be of the good faith opinion that such changes or corrections will not be prejudicial in any material respect to the rights or interests of the holders of the Exchangeable Shares as a whole.

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15.  LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

(a)
Legend.  The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and automatic exchange thereunder) the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right.

(b)
Call Rights.  Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right, in each case, in favour of Rockford and Callco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of Subco or any other distribution of the assets of Subco among its shareholders for the purpose of winding up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Rockford and Callco as provided herein.

(c)
Withholding Rights.  Rockford, Callco, Subco and the Transfer Agent shall be entitled to deduct and withhold from any dividend, distribution or other consideration otherwise payable to any holder of Exchangeable Shares such amounts as Rockford, Callco, Subco or the Transfer Agent, as the case may be, is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United States tax laws or any provision of provincial, territorial, state, local or foreign tax laws, in each case, as amended.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing agency.  To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Rockford, Callco, Subco and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Rockford, Callco, Subco or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and Rockford, Callco, Subco or the Transfer Agent, as the case may be, shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

16.  NOTICES

(a)
Notices.  Subject to applicable laws, any notice, request or other communication to be given to Subco by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by fax or by delivery to the registered office of Subco and addressed to the attention of the Secretary of Subco.  Any such notice, request or other communication, if given by mail, fax or delivery, shall only be deemed to have been given and received upon actual receipt thereof by Subco.

(b)
Certificates.  Any presentation and surrender by a holder of Exchangeable Shares to Subco or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of Subco or the retraction or redemption of Exchangeable Shares shall be made by first class mail (postage prepaid) or by delivery to the registered office of Subco or to such office of the Transfer Agent as may be specified by Subco, in each case, addressed to the attention of the Secretary of Subco.  Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by Subco or the Transfer Agent, as the case may be.  Any such presentation and surrender of certificates made by first class mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

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(c)	Notice to Shareholders.

(i)
Subject to applicable laws, any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of Subco shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of Subco or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder.  Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery.  The accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by Subco pursuant thereto.

(ii)
In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, Subco shall make reasonable efforts to disseminate any notice by other means, such as publication.

(iii)
Notwithstanding any other provisions of these Exchangeable Share Provisions, notices, other communications and deliveries need not be mailed if Subco determines that delivery thereof by mail may be delayed.  Persons entitled to any deliveries (including certificates and cheques) which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent to which the deliveries were made, upon application to the Transfer Agent, until such time as Subco has determined that delivery by mail will not longer be delayed.  Subco will provide notice of any such determination not to mail made hereunder as soon as reasonably practicable after the making of such determination and in accordance with this Section 16(c).  Such deliveries in such circumstances will constitute delivery to the persons entitled thereto.

17.  DISCLOSURE OF INTERESTS IN EXCHANGEABLE SHARES

Subco shall be entitled to require any holder of an Exchangeable Share or any person whom Subco knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to (a) confirm that fact or (b) give such details as to who has an interest in such Exchangeable Share, in each case as would be required (if the Exchangeable Shares were a class of “equity shares” of Subco) under Section 102.1 of the Securities Act or as would be required under the articles or by-laws of Rockford or any laws or regulations, or pursuant to the rules or regulations of any regulatory agency, if and only to the extent that the Exchangeable Shares were Rockford Shares.

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SCHEDULE A
TO APPENDIX I

RETRACTION REQUEST
[TO BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES]

To:	Rockford Minerals Inc. (“Rockford”)
1896431 Ontario Inc. (“Callco”)
1896432 Ontario Inc. (“Subco”)

This notice is given pursuant to Section 8 of the share provisions (the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares of Subco represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Exchangeable Share Provisions have the meanings ascribed to such words and expressions in such Exchangeable Share Provisions.

The undersigned hereby notifies Subco that, subject to the Retraction Call Right referred to below, the undersigned desires to have Subco redeem in accordance with Section 6 of the Exchangeable Share Provisions:

☐	all share(s) represented by this certificate; or

☐	_______________ share(s) only represented by this certificate.

The undersigned acknowledges the overriding Retraction Call Right of Rockford and Callco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Rockford or Callco in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Purchase Price and on the other terms and conditions set out in Section 8(b) of the Exchangeable Share Provisions.  If neither Rockford nor Callco exercised the Retraction Call Right, Subco will notify the undersigned of such fact as soon as possible.  This Retraction Request, and this offer to sell the Retracted Shares to Rockford or Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to Subco at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable laws, Subco is unable to redeem all Retracted Shares, and provided that neither Rockford nor Callco has exercised the Retraction Call Right with respect to the Retracted Shares, the Retracted Shares will be automatically exchanged pursuant to the Voting and Exchange Trust Agreement so as to require Rockford to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to Rockford, Callco and Subco that the undersigned (select one):

☐	is

☐	is not

a resident of Canada for the purposes of the Income Tax Act (Canada).  The undersigned acknowledges that in the absence of an indication that the undersigned is not a resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

The undersigned hereby represents and warrants to Rockford, Callco and Subco that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Rockford, Callco or Subco, as the case may be, free and clear of all liens, claims and encumbrances.

1

(Date)	(Signature of Shareholder)	(Guarantee of Signature)

☐
Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent at the principal office of the Transfer Agent, failing which such certificates and cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent and Subco may require, must be deposited with the Transfer Agent.  The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of Subco and the certificates for the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:	___________________________________
Name of Person in Whose Name Securities or Cheque(s) are to be Registered, Issued or Delivered:	___________________________________
Signature of Shareholder:	___________________________________
Address:	___________________________________
___________________________________
Signature Guaranteed by:	___________________________________

NOTE:
If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of Subco represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of Subco, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

2

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT is made as of June 28, 2013 among Rockford Minerals Inc., a corporation existing under the laws of the State of Nevada (“Rockford”), 1896431 Ontario Inc., a corporation existing under the laws of the Province of Ontario (“Callco”) and 1896432 Ontario Inc., a corporation existing under the laws of the Province of Ontario (“Subco”).

RECITALS:

A.
In connection with a share exchange agreement (the “Share Exchange Agreement”) dated June 28, 2013 between, on the one hand, Rockford and Subco and, on the other hand, Tropic Spa Inc. (“Tropic Spa”), Subco is to issue exchangeable shares (the “Exchangeable Shares”) to certain holders of common shares of Tropic Spa pursuant to a share exchange under s. 92A.110 of the Nevada Revised Statutes (the “Share Exchange”) on the terms and conditions set out in the Share Exchange Agreement;

B.
The holders of Exchangeable Shares are entitled to require Subco to redeem such Exchangeable Shares and, upon such redemption, each Exchangeable Share so redeemed shall be exchanged by Subco for one share of common stock of Rockford (each, a “Rockford Share”);

C.
The parties desire to make appropriate provision and to establish a procedure whereby Rockford will take certain actions and make certain payments and deliveries necessary to ensure that Callco and Subco will be able to make certain payments and to deliver or cause to be delivered Rockford Shares in satisfaction of the obligations of Callco and/or Subco under the Exchangeable Share Provisions (as hereinafter defined) and this Agreement; and

D.	Pursuant to the Share Exchange Agreement, Rockford, Callco and Subco are required to enter into a support agreement substantially in the form of this Agreement.

In consideration of the foregoing and the mutual agreements contained herein (the receipt and sufficiency of which are acknowledged), the parties agree as follows:

1.  DEFINITIONS AND INTERPRETATION

1.1	Defined Terms

In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Subco.

1.2	Interpretation Not Affected By Headings

The division of this Agreement into sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise specified, references to a “Section” refer to the specified section of this Agreement.

1.3	Number and Gender

Unless the context otherwise requires, words used herein importing the singular include the plural and vice versa and words imparting any gender shall include all genders.

1.4	Date of Any Action

If any date on which any action is required to be taken hereunder by any person is not a Business Day, then such action shall be required to be taken on the next succeeding day which is a Business Day.

1

2.  COVENANTS OF ROCKFORD AND SUBCO

2.1	Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares not owned by Rockford or its affiliates are outstanding, Rockford shall:

(a)	not declare or pay any dividend or make any other distribution on the Rockford Shares unless:

(i)
Subco shall (A) simultaneously declare or pay, as the case may be, an equivalent dividend or other distribution economically equivalent thereto (as determined in accordance with the Exchangeable Share Provisions) on the Exchangeable Shares (an “Equivalent Dividend”) and (B) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable laws and the Exchangeable Share Provisions, of any such Equivalent Dividend; or

(ii)
if the dividend is a stock dividend or distribution of stock, in lieu of such a dividend, on the Rockford Shares, Subco shall (A) effect a corresponding, contemporaneous and economically equivalent subdivision of the Exchangeable Shares (as determined in accordance with the Exchangeable Share Provisions) (an “Equivalent Stock Subdivision”) and (B) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

(b)
advise Subco sufficiently in advance of the declaration by Rockford of any dividend or other distribution on the Rockford Shares and take all such other actions as are reasonably necessary or desirable, in co-operation with Subco, to ensure that:

(i)
the respective declaration date, record date and payment date for an Equivalent Dividend shall be the same as the declaration date, record date and payment date for the corresponding dividend or other distribution on the Rockford Shares; or

(ii)
the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the corresponding stock dividend or distribution of stock, in lieu of such a dividend, on the Rockford Shares and that such Equivalent Stock Subdivision shall comply with the requirements of any stock exchange on which the Exchangeable Shares are then listed;

(c)
ensure that the record date for determining shareholders entitled to receive any dividend or other distribution declared on the Rockford Shares is not less than 10 Business Days after the declaration date of such dividend or other distribution or such shorter period as may be permitted under applicable law and the requirements of any stock exchange on which the Exchangeable Shares are then listed;

(d)
take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Subco, in accordance with applicable laws, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price upon the liquidation, dissolution or winding-up of Subco or any other distribution of the assets of Subco among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Subco, as the case may be, including all such actions and all such things as are necessary or desirable to enable and permit Subco to deliver or cause to be delivered Rockford Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of Sections 5, 6 or 7, as the case may be, of the Exchangeable Share Provisions;

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(e)
take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Rockford or Callco, as the case may be, in accordance with applicable laws, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit Rockford or Callco, as the case may be, to deliver or cause to be delivered Rockford Shares or other property to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be; and

(f)
not exercise its vote as a shareholder of Subco to initiate the voluntary liquidation, dissolution or winding up of Subco or any other distribution of the assets of Subco among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of Subco or any other distribution of the assets of Subco among its shareholders for the purpose of winding up its affairs.

2.2	Segregation of Funds

Rockford shall cause Subco to deposit a sufficient amount of funds in a separate account of Subco and segregate a sufficient amount of such other assets and property as is necessary to enable Subco to pay dividends when due and to pay or otherwise satisfy its respective obligations with respect to the applicable dividend, Liquidation Amount, Retraction Price or Redemption Price, in each case once such amounts become payable under the terms of this Agreement or the Exchangeable Share Provisions.  Subco will use such funds, assets and property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price.

2.3	Reservation of Rockford Shares

Rockford hereby represents, warrants and covenants in favour of Subco and Callco that Rockford has reserved for issuance and shall, at all times while any Exchangeable Shares are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Rockford Shares (or other shares or securities into which Rockford Shares may be reclassified or changed as contemplated by Section 2.7):

(a)
as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and

(b)
as are now and may hereafter be required to enable and permit each of Rockford, Callco and Subco to meet its obligations under the Voting and Exchange Trust Agreement, the Exchangeable Share Provisions and any other security or commitment relating to the Share Exchange pursuant to which Rockford, Callco or Subco may now or hereafter be required to issue Rockford Shares.

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2.4	Notification of Certain Events

In order to assist Rockford to comply with its obligations hereunder and to permit Rockford or Callco to exercise, as the case may be, the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as applicable, Subco shall notify Rockford and Callco of each of the following events at the time set forth below:

(a)
in the event of any determination by the board of directors of Subco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Subco or to effect any other distribution of the assets of Subco among its shareholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)
promptly upon the earlier of (i) receipt by Subco of notice of and (ii) Subco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Subco or to effect any other distribution of the assets of Subco among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by Subco of a Retraction Request;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions; and

(e)
as soon as practicable upon the issuance by Subco of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares pursuant to the Share Exchange).

2.5	Delivery of Rockford Shares

Upon notice from Callco or Subco of any event that requires Callco or Subco to deliver or cause to be delivered Rockford Shares to any holder of Exchangeable Shares, Rockford shall forthwith issue and deliver or cause to be delivered the requisite number of shares of Rockford Shares to Callco or Subco, as appropriate, and Callco or Subco, as the case may be, shall forthwith deliver or cause to be delivered the requisite number of Rockford Shares to or for the benefit of the former holder of the surrendered Exchangeable Shares.  All such Rockford Shares shall be duly authorized and validly issued as fully paid, non-assessable, free of pre-emptive rights and shall be free and clear of any lien, claim or encumbrance.  In consideration for the issuance and delivery of each such Rockford Share, Callco or Subco, as the case may be, shall subscribe a cash amount or pay a purchase price equal to the fair market value of the Rockford Shares, and Rockford shall contribute or cause to be contributed to the capital of Callco or Subco, as the case may be, the cash necessary for Callco or Subco, as the case may be, to effect such subscription or payment.

2.6	Qualification of Rockford Shares

(a)
Rockford covenants that it will use its reasonable best efforts to make such filings and seek such regulatory consents and approvals as are necessary so that the Rockford Shares to be issued to holders of Exchangeable Shares pursuant to the terms of the Exchangeable Share Provisions, the Voting and Exchange Trust Agreement and this Agreement will be issued in compliance with the applicable securities laws in Canada and the United States and may be freely traded thereafter (other than by reason of a holder being a control person of Rockford for purposes of Canadian federal, provincial or territorial securities laws or by holders who are Affiliates of Rockford within the meaning of U.S. securities laws).  Rockford will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Rockford Shares to be delivered hereunder to be listed, quoted and posted for trading on all stock exchanges and quotation systems on which outstanding Rockford Shares have been listed by Rockford and remain listed and are quoted or posted for trading at such time.

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(b)
Notwithstanding any other provision of the Exchangeable Share Provisions, or any term of this Agreement, the Voting and Exchange Trust Agreement or the Share Exchange Arrangement, no Rockford Shares shall be issued (and Rockford will not be required to issue any Rockford Shares) in connection with any liquidation, dissolution or winding-up of Subco, or any retraction, redemption or any other exchange, direct or indirect, of Exchangeable Shares, if such issuance of Rockford Shares would not be permitted by applicable laws.

2.7	Economic Equivalence

So long as any Exchangeable Shares not owned by Rockford or its affiliates are outstanding:

(a)	Rockford shall not without prior approval of Subco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(b) of the Exchangeable Share Provisions:

(i)
issue or distribute Rockford Shares (or securities exchangeable for or convertible into or carrying rights to acquire Rockford Shares) to the holders of all or substantially all of the then outstanding Rockford Shares by way of stock dividend or other distribution, other than an issue of Rockford Shares (or securities exchangeable for or convertible into or carrying rights to acquire Rockford Shares) to holders of Rockford Shares (A) who exercise an option to receive dividends in Rockford Shares (or securities exchangeable for or convertible into or carrying rights to acquire Rockford Shares) in lieu of receiving cash dividends or (B) pursuant to any dividend reinvestment plan or similar arrangement;

(ii)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Rockford Shares entitling them to subscribe for or to purchase Rockford Shares (or securities exchangeable for or convertible into or carrying rights to acquire Rockford Shares); or

(iii)
issue or distribute to the holders of all or substantially all of the then outstanding Rockford Shares (A) shares or securities of Rockford of any class other than Rockford Shares (or securities convertible into or exchangeable for or carrying rights to acquire Rockford Shares), (B) rights, options, warrants or other assets other than those referred to in Section 2.7(a)(ii), (C) evidence of indebtedness of Rockford or (D) assets of Rockford, unless, in each case, (x) Subco is permitted under applicable laws to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and (y) Subco shall issue or distribute the economic equivalent of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares, provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Rockford in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Share Exchange Agreement.

(b)	Rockford shall not without the prior approval of Subco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(b) of the Exchangeable Share Provisions:

(i)	subdivide, redivide or change the then outstanding Rockford Shares into a greater number of Rockford Shares; or

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(ii)	reduce, combine, consolidate or change the then outstanding Rockford Shares into a lesser number of Rockford Shares; or

(iii)	reclassify or otherwise change the Rockford Shares or effect an amalgamation, merger, arrangement, reorganization or other transaction affecting the Rockford Shares;

unless, in each case, (x) Subco is permitted under applicable laws to make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares, and (y) the same or an economically equivalent change is made simultaneously to, or in the rights of the holders of, the Exchangeable Shares, provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Rockford in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Share Exchange Agreement.

(c)
Rockford shall ensure that the record date for any event referred to in Section 2.7(a) or Section 2.7(b) or, if no record date is applicable for such event, the effective date for any such event, is not less than 10 Business Days after the date on which such event is declared or announced by Rockford (with contemporaneous notification thereof by Rockford to Subco).

(d)
The board of directors of Subco shall determine, in good faith and in its sole discretion (with the assistance of such financial or other advisors as the board of may determine), “economic equivalence” for the purposes of any event referred to in Section 2.7(a) or Section 2.7(b) and each such determination shall be conclusive and binding on Rockford. In making each such determination, the following factors shall, without excluding other factors determined by the board of directors of Subco to be relevant, be considered by the board of directors of Subco:

(i)	in the case of any stock dividend or other distribution payable in Rockford Shares, the number of such shares issued in proportion to the number of Rockford Shares previously outstanding;

(ii)
in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Rockford Shares (or securities exchangeable for or convertible into or carrying rights to acquire Rockford Shares), the relationship between the exercise price of each such right, option or warrant, the Current Market Price of a Rockford Share, the volatility of the Rockford Shares and the terms of any such instrument;

(iii)
in the case of the issuance or distribution of any other form of property (including any shares or securities of Rockford of any class other than Rockford Shares, any rights, options or warrants other than those referred to in Section 2.7(d)(ii), any evidences of indebtedness of Rockford or any assets of Rockford), the relationship between the fair market value (as determined by the board of directors of Subco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Rockford Share and the Current Market Price of a Rockford Share;

(iv)
in the case of any subdivision, redivision or change of the then outstanding Rockford Shares into a greater number of Rockford Shares or the reduction, combination, consolidation or change of the then outstanding Rockford Shares into a lesser number of Rockford Shares or any amalgamation, merger, arrangement, reorganization or other transaction affecting Rockford Shares, the effect thereof upon the then outstanding Rockford Shares; and

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(v)
in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Rockford Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing withholding taxes and marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(e)
Subco agrees that, to the extent required, upon due notice from Rockford, Subco shall use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Subco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the Rockford Shares and Exchangeable Shares as provided for in this Section 2.7.

2.8	Tender Offers

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Rockford Shares (an “Offer”) is proposed by Rockford or is proposed to Rockford or its shareholders and is recommended by the board of directors of Rockford, or is otherwise effected or to be effected with the consent or approval of the board of directors of Rockford, and the Exchangeable Shares are not redeemed by Subco or purchased by Rockford or Callco pursuant to the Redemption Call Right, Rockford and Subco will use reasonable best efforts to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than Rockford and its affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Rockford Shares, without discrimination.  Without limiting the generality of the foregoing, Rockford and Subco will use reasonable best efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Subco (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer).  Nothing herein shall affect the rights of Subco to redeem, or Rockford or Callco to purchase pursuant to the Redemption Call Right, Exchangeable Shares in the event of a Rockford Control Transaction.

2.9	Rockford and Affiliates Not to Vote Exchangeable Shares

Each of Rockford and Callco covenants and agrees that it shall appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting.  Each of Rockford and Callco further covenants and agrees that it shall not, and shall cause its affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Business Corporations Act (Ontario) (or any successor or other corporate statute by which Subco may in the future be governed) with respect to any Exchangeable Shares held by it or by its affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares, provided however, for further clarity, that this Section 2.9 shall not in any way restrict Callco’s right to vote its common shares of Subco in accordance with the Exchangeable Share Provisions.

2.10	Ordinary Market Purchases

For certainty, nothing contained in this Agreement, including the obligations of Rockford contained in Section 2.8, shall limit the ability of Rockford (or any of its affiliates) to make ordinary market purchases of Rockford Shares in accordance with applicable laws and regulatory or stock exchange requirements.

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2.11	Ownership of Outstanding Shares

Without the prior approval of Subco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(b) of the Exchangeable Share Provisions, Rockford covenants and agrees in favour of Subco that, as long as any outstanding Exchangeable Shares not owned by Rockford or its affiliates are outstanding, Rockford will be and remain the direct or indirect beneficial owner of all issued and outstanding common shares in the capital of Subco and Callco.  Notwithstanding the foregoing, Rockford shall not be in violation of this Section 2.11 if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of Rockford or the Rockford Shares pursuant to any merger of Rockford pursuant to which Rockford was not the surviving corporation.

3.  ROCKFORD SUCCESSORS

3.1	Certain Requirements in Respect of Combination, etc.

So long as any Exchangeable Shares not owned by Rockford or its affiliates are outstanding, Rockford shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the surviving corporation resulting therefrom, provided that it may do so if:

(a)
such other person or surviving corporation (the “Rockford Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the Rockford Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Rockford Successor to pay and deliver or cause to be paid and delivered the same and its agreement to observe and perform all the covenants and obligations of Rockford under this Agreement; and

(b)
such transaction shall be upon such terms and conditions as to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

3.2	Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the Rockford Successor and such other person that may then be the issuer of the Rockford Shares shall possess and from time to time may exercise each and every right and power of Rockford under this Agreement in the name of Rockford or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Rockford or any officers of Rockford may be done and performed with like force and effect by the directors or officers of such Rockford Successor.

3.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing (a) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Rockford with or into Rockford, (b) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Rockford, provided that all of the assets of such subsidiary are transferred to Rockford or another wholly-owned direct or indirect subsidiary of Rockford, (c) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Rockford among the shareholders of such subsidiary for the purpose of winding up its affairs and (d) any such transactions are expressly permitted by this Section 3.

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3.4	Successorship Transaction

Notwithstanding the foregoing provisions of this Section 3, in the event of a Rockford Control Transaction:

(a)
in which Rockford merges or amalgamates with, or in which all or substantially all of the then outstanding Rockford Shares are acquired by, one or more other corporations to which Rockford is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the Tax Act (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

(c)
in which all or substantially all of the then outstanding Rockford Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) or another corporation (the “Other Corporation”) that, immediately after such Rockford Control Transaction, owns or controls, directly or indirectly, Rockford;

then all references herein to “Rockford” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Rockford Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the exchange of such shares pursuant to the Voting and Exchange Trust Agreement immediately subsequent to the Rockford Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the exchange of such shares pursuant to the Voting and Exchange Trust Agreement had occurred immediately prior to the Rockford Control Transaction and the Rockford Control Transaction was completed) without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

4.  GENERAL

4.1	Term

This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person other than Rockford and any of its affiliates.

4.2	Changes in Capital of Rockford and Subco

Notwithstanding the provisions of Section 4.4, at all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 or otherwise, as a result of which either Rockford Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Rockford Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

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4.4	Amendments, Modifications

Subject to Section 4.2, 4.3 and 4.5, this Agreement may not be amended or modified except by an agreement in writing executed by Rockford, Callco and Subco and approved by the holders of the Exchangeable Shares in accordance with Section 11(b) of the Exchangeable Share Provisions.  No amendment or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.5	Ministerial Amendments

Notwithstanding the provisions of Section 4.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)
adding to the covenants of any or all parties hereto if the board of directors of each of Rockford, Callco and Subco shall be of the good faith opinion that such additions will not be prejudicial in any material respect to the rights or interests of the holders of the Exchangeable Shares as a whole;

(b)	evidencing the succession of Rockford Successors and the covenants of and obligations assumed by each such Rockford Successor in accordance with the provisions of Section 3;

(c)
making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of Rockford, Callco and Subco, having in mind the interests of the holders of the Exchangeable Shares as a whole, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion, after consultation with counsel, that such amendments or modifications will not be prejudicial in any material respect to the rights or interests of the holders of the Exchangeable Shares as a whole; or

(d)
making such changes or corrections hereto which, on the advice of counsel to Rockford, Callco and Subco, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained herein, provided that the boards of directors of each of Rockford, Callco and Subco shall be of the good faith opinion that such changes or corrections will not be prejudicial in any material respect to the rights or interests of the holders of the Exchangeable Shares as a whole.

4.6	Meeting to Consider Amendments

Subco, at the request of Rockford, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4.  Any such meeting or meetings shall be called and held in accordance with the articles and bylaws of Subco, the Exchangeable Share Provisions and all applicable laws.

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4.7	Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.8	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if emailed with electronic confirmation of delivery to the parties at the following addresses:

369 Shuter Street
Toronto, Ontario M5A 1X2

Attention:        Gregory Neely
Email:             greg@forgemedia.ca

or at such other address as the party to which such notice or other communication is to be given has last notified the party given the same in the manner provided in this section, and if not given the same shall be deemed to have been received on the date of such delivery or sending.

4.9	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.10	Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.  Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ROCKFORD MINERALS INC.

Per:      /s/ Gregory Neely
Name:  Gregory Neely
Title:     President

1896431 ONTARIO INC.

Per:      /s/ Gregory Neely
Name:  Gregory Neely
Title:     President

1896432 ONTARIO INC.

Per:      /s/ Gregory Neely
Name:  Gregory Neely
Title:     President

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VOTING AND EXCHANGE TRUST AGREEMENT

THIS VOTING AND EXCHANGE TRUST AGREEMENT is made as of June 28, 2013 among Rockford Minerals Inc., a corporation existing under the laws of the State of Nevada (“Rockford”), 1896431 Ontario Inc., a corporation existing under the laws of the Province of Ontario (“Callco”), 1896432 Ontario Inc., a corporation existing under the laws of the Province of Ontario (“Subco”) and John Marmora (the “Trustee”).

WHEREAS:

A.
In connection with the share exchange agreement (the “Share Exchange Agreement”) made as of June 28, 2013 between Rockford, Subco and Tropic Spa Inc. (“Tropic Spa”), the Exchangeable Shares are to be issued to certain holders of securities of Tropic Spa pursuant to the Share Exchange Agreement;

B.
The holders of Exchangeable Shares will be entitled to require Subco to redeem such Exchangeable Shares and, upon such redemption, each Exchangeable Share so redeemed shall be exchanged by Subco for one share of the common stock of Rockford (each, a “Rockford Share”);

C.
The parties desire to make appropriate provision and to establish a procedure whereby voting rights in Rockford shall be exercisable by the Beneficiaries (as defined herein) from time to time by and through the Trustee, who will hold legal title to the Special Voting Share (as defined herein) to which voting rights attach for the benefit of the Beneficiaries;

D.	Pursuant to the Share Exchange Agreement, Rockford, Callco and Subco are required to enter into a voting and exchange trust agreement substantially in the form of this Agreement; and

E.	These recitals and any statements of fact in this Agreement are made by Rockford, Callco and Subco and not by the Trustee.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein (the receipt and sufficiency of which are acknowledged), the parties agree as follows:

1.  DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, each capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Exchangeable Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Subco and the following terms shall have the following meanings:

(a)	“Automatic Exchange Right” has the meaning ascribed thereto in Section 5.10(b);

(b)	“Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than Rockford and its affiliates;

(c)	“Beneficiary Votes” has the meaning ascribed thereto in Section 4.2;

(d)	“Callco” has the meaning ascribed thereto in the introductory paragraph;

(e)
“Equivalent Vote Amount” means, with respect to any matter, proposition, proposal or question on which holders of Rockford Shares are entitled to vote, consent or otherwise act, the number of votes to which a holder of one Rockford Share is entitled with respect to such matter, proposition or question;

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(f)	“Exchange Right” has the meaning ascribed thereto in Section 5.1;

(g)	“Indemnified Parties” has the meaning ascribed thereto in Section 8.1;

(h)
“Insolvency Event” means (i) the institution by Subco of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of Subco to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, (ii) the filing by Subco of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), or the failure by Subco to contest in good faith any such proceedings commenced in respect of Subco within 30 days of becoming aware thereof, or the consent by Subco to the filing of any such petition or to the appointment of a receiver, (iii) the making by Subco of a general assignment for the benefit of creditors, or the admission in writing by Subco of its inability to pay its debts generally as they become due, or (iv) Subco not being permitted, pursuant to solvency requirements of applicable laws, to redeem any Retracted Shares pursuant to Section 6(a)(iii) of the Exchangeable Share Provisions specified in a retraction request delivered to Subco in accordance with Section 6 of the Exchangeable Share Provisions;

(i)	“Liquidation Event” has the meaning ascribed thereto in Section 5.10(a);

(j)	“Liquidation Event Effective Date” has the meaning ascribed thereto in Section 5.10(c);

(k)	“List” has the meaning ascribed thereto in Section 4.6;

(l)
“Officer’s Certificate” means, with respect to Rockford, Callco or Subco, as the case may be, a certificate signed by any one of the chairman of the board, the president, the chief executive officer, the chief financial officer or any other executive officer of Rockford, Callco or Subco, as the case may be;

(m)	“Other Corporation” has the meaning ascribed thereto in Section 10.4(c);

(n)	“Other Shares” has the meaning ascribed thereto in Section 10.4(c);

(o)	“Privacy Laws” has the meaning ascribed thereto in Section 6.17;

(p)	“Retracted Shares” has the meaning ascribed thereto in Section 5.7;

(q)	“Rockford” has the meaning ascribed thereto in the introductory paragraph;

(r)	“Rockford Consent” has the meaning ascribed thereto in Section 4.1;

(s)	“Rockford Meeting” has the meaning ascribed thereto in Section 4.1;

(t)	“Rockford Share” as the meaning ascribed thereto in Recital B;

(u)	“Rockford Successor” has the meaning ascribed thereto in Section 10.1(a);

(v)	“Share Exchange Agreement” has the meaning ascribed thereto in Recital A;

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(w)
“Special Voting Share” means the special voting share in the capital of Rockford, issued by Rockford to and deposited with the Trustee, which, at any time, entitles the holder of record to that number of votes at meetings of holders of Rockford Shares equal to the number of Exchangeable Shares outstanding at such time (excluding Exchangeable Shares held by Rockford and its affiliates);

(x)	“Subco” has the meaning ascribed thereto in the introductory paragraph;

(y)	“Support Agreement” means the support agreement dated the date hereof between Rockford, Callco and Subco, in substantially the form attached as Appendix 2 to the Share Exchange Agreement;

(z)	“Tropic Spa” has the meaning ascribed thereto in Recital A;

(aa)
“Trust Estate” means the Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Right and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement;

(bb)	“Trust” means the trust created by this Agreement;

(cc)	“Trustee” has the meaning ascribed thereto in the introductory paragraph; and

(dd)	“Voting Rights” means the voting rights attached to the Special Voting Share.

1.2	Interpretation Not Affected by Headings

The division of this Agreement into sections and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. Unless otherwise specified, references to a “Section” refer to the specified section of this Agreement.

1.3	Number, Gender, etc.

Unless the context otherwise requires, words used herein importing the singular include the plural and vice versa and words imparting any gender shall include all genders.

1.4	Date for any Action

If any date on which any action is required to be taken hereunder by any person is not a Business Day, then such action shall be required to be taken on the next succeeding day which is a Business Day.

2.  PURPOSE OF AGREEMENT

2.1	Establishment of Trust

The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries as herein provided.  Rockford, as the settlor of the Trust, hereby appoints the Trustee as trustee of the Trust.  The Trustee shall hold the Special Voting Share in order to enable the Trustee to exercise the Voting Rights and shall hold the Exchange Right and the Automatic Exchange Right in order to enable the Trustee to exercise or enforce such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

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3.  SPECIAL VOTING SHARE

3.1	Issue and Ownership of the Special Voting Share

Immediately following the execution and delivery of this Agreement, Rockford shall issue to and deposit with the Trustee the Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement.  Rockford hereby acknowledges receipt from the Trustee, as trustee for and on behalf of the Beneficiaries, of $1 and other good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Share by Rockford to the Trustee.  During the term of the Trust, and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share; provided, however, that:

(a)	the Trustee shall hold the Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)
except as specifically authorized by this Agreement, the Trustee shall have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Share and the Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2	Legended Share Certificates

Subco shall cause each certificate representing Exchangeable Shares to bear a legend notifying the Beneficiary of such shares of his, her or its right to instruct the Trustee with respect to the exercise of that portion of the Voting Rights which corresponds to the number of Exchangeable Shares held by each such Beneficiary.

3.3	Safe Keeping of Certificate

The certificate representing the Special Voting Share shall at all times be held in safe keeping by the Trustee or its duly authorized agent.

4.  EXERCISE OF VOTING RIGHTS

4.1	Voting Rights

The Trustee, as the holder of record of the Special Voting Share, shall be entitled to exercise all of the Voting Rights, including the right to consent to or vote in person or by proxy the Special Voting Share, on any matter, question, proposal or proposition whatsoever that may properly come before the shareholders of Rockford at any meeting thereof at which holders of Rockford Shares are entitled to vote (each, a “Rockford Meeting”).  The Voting Rights shall be and remain vested in and exercised by the Trustee subject to the terms of this Agreement.  Subject to Section 6.14:

(a)
the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Section 4 from Beneficiaries on the record date established by Rockford or by applicable laws for such Rockford Meeting or any written consent sought from the holders of Rockford Shares (each, a “Rockford Consent”) who are entitled to instruct the Trustee as to the voting thereof; and

(b)
to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights in respect of which such Beneficiary is entitled to instruct the Trustee, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2	Number of Votes

With respect to all Rockford Meetings and Rockford Consents, each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, that number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Beneficiary at the close of business on the record date established by Rockford or by applicable laws for such Rockford Meeting or Rockford Consent, as the case may be (collectively, the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such Rockford Meeting or consented to in connection with such Rockford Consent.

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4.3	Mailings to Shareholders

(a)
With respect to each Rockford Meeting or Rockford Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as Rockford utilizes in communications to holders of Rockford Shares, subject to applicable regulatory requirements and to the Trustee being advised in writing of such manner and provided that such manner of communications is reasonably available to the Trustee) to each Beneficiary named in the applicable List on the same day as the mailing (or other communication) with respect thereto is commenced by Rockford to its shareholders:

(i)	a copy of such mailing, together with any related materials, including any proxy or information statement or listing particulars, to be provided to shareholders of Rockford;

(ii)
a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Rockford Meeting or Rockford Consent or, pursuant to Section 4.7, to attend such Rockford Meeting and to exercise personally the Beneficiary Votes thereat;

(iii)
a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give (A) a proxy to such Beneficiary or his, her or its designee to exercise personally such holder’s Beneficiary Votes or (B) a proxy to a designated agent or other representative of Rockford to exercise such holder’s Beneficiary Votes;

(iv)	a statement that if no such instructions are received from such Beneficiary, the Beneficiary Votes to which the Beneficiary is entitled will not be exercised;

(v)	a form of direction such Beneficiary may use to direct and instruct the Trustee as contemplated herein; and

(vi)
a statement of (A) the time and date by which such instructions must be received by the Trustee in order for such instructions to be binding upon the Trustee, which in the case of a Rockford Meeting shall not be earlier than the close of business on the Business Day immediately prior to the date by which Rockford has required proxies to be deposited for such meeting, and (B) of the method for revoking or amending such instructions.

(b)
The materials referred to in this Section 4.3 shall be provided to the Trustee by Rockford, and the materials referred to in Sections 4.3(a)(ii), 4.3(a)(iii), 4.3(a)(iv), 4.3(a)(v) and 4.3(a)(vi) shall (if reasonably practicable to do so) be subject to reasonable comment by the Trustee in a timely manner.  Subject to the foregoing, Rockford shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Rockford Shares.  Rockford agrees not to communicate with holders of Rockford Shares with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries.  Notwithstanding the foregoing, Rockford may, at its option, exercise the duties of the Trustee to deliver copies of all materials to all Beneficiaries as required by this Section 4.3 so long as, in each case, Rockford delivers a certificate to the Trustee stating that Rockford has undertaken to perform the obligations of the Trustee set forth in this Section 4.3.

(c)
For the purpose of determining the number of Beneficiary Votes to which a Beneficiary is entitled in respect of any Rockford Meeting or Rockford Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Rockford or by applicable laws for purposes of determining shareholders entitled to vote at such Rockford Meeting or in respect of such Rockford Consent.  Rockford shall notify the Trustee of any decision of the board of directors of Rockford with respect to the calling of any Rockford Meeting or any Rockford Consent and shall provide all necessary information and materials to the Trustee in each case promptly and, in any event, in sufficient time to enable the Trustee to perform the obligations of the Trustee set forth in this Section 4.3.

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4.4	Copies of Shareholder Information

Rockford shall deliver to the Trustee copies of all proxy materials (including notices of Rockford Meetings but excluding proxies to vote Rockford Shares), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed by Rockford from time to time to the holders of Rockford Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send or cause to send those materials to each Beneficiary at the same time as such materials are first sent to the holders of Rockford Shares.  The Trustee shall mail or otherwise send to each Beneficiary, at the expense of Rockford, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Rockford) received by the Trustee from Rockford contemporaneously with the sending of such materials to holders of Rockford Shares.  The Trustee shall also make available for inspection by any Beneficiary at the Trustee’s principal address all proxy materials, information statements, reports and other written communications that are:

(a)	received by the Trustee as the registered holder of the Special Voting Share and made available by Rockford generally to the holders of Rockford Shares; or

(b)	specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Rockford.

Notwithstanding the foregoing, Rockford may, at its option, exercise the duties of the Trustee to deliver copies of all such materials to all Beneficiaries as required by this Section 4.4 so long as, in each case, Rockford delivers a certificate to the Trustee stating that Rockford has undertaken to perform the obligations of the Trustee set forth in this Section 4.4.

4.5	Other Materials

As soon as reasonably practicable after receipt by Rockford or the shareholders of Rockford (if such receipt is known by Rockford) of any material sent or given by or on behalf of a third party to the holders of Rockford Shares generally, including dissident proxy and information statements (and related information and material), provided such material has not been sent to the Beneficiaries by or on behalf of such third party, Rockford shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to the Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter.  As soon as reasonably practicable after receipt thereof, the Trustee shall mail or otherwise send to each Beneficiary, at the expense of Rockford, copies of all such materials received by the Trustee from Rockford.  The Trustee shall also make available for inspection by any Beneficiary at the Trustee’s principal address copies of all such materials.  Notwithstanding the foregoing, Rockford may, at its option, exercise the duties of the Trustee to deliver copies of all such materials to all Beneficiaries as required by this Section 4.5 so long as, in each case, Rockford delivers a certificate to the Trustee stating that Rockford has undertaken to perform the obligations of the Trustee set forth in this Section 4.5.

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4.6	List of Persons Entitled to Vote

Subco shall, (a) prior to each annual, general and special Rockford Meeting or the seeking of any Rockford Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Rockford Meeting or Rockford Consent, at the close of business on the record date established by Rockford or pursuant to applicable laws for determining the holders of Rockford Shares entitled to receive notice of and/or to vote at such Rockford Meeting or to give consent in connection with a Rockford Consent.  Each such List shall be delivered to the Trustee promptly after the receipt by Subco of such request or the record date for such meeting or consent, as the case may be, and, in any event, within sufficient time as to permit the Trustee to perform its obligations under this Agreement.  Rockford agrees to give Subco notice (with a copy to the Trustee) of the calling of any Rockford Meeting or the seeking of any Rockford Consent, together with the record date therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent, so as to enable Subco to perform its obligations under this Section 4.6.

4.7	Entitlement to Direct Votes

Subject to Section 4.8 and Section 4.11, any Beneficiary named in a List prepared in connection with any Rockford Meeting or Rockford Consent shall be entitled to (a) instruct the Trustee in the manner described in Section 4.2 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled, (b) attend such meeting and personally exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled or (c) appoint a third party as the proxy of the Trustee to attend such meeting and exercise thereat the Beneficiary Votes to which such Beneficiary is entitled except, in each case, to the extent that such Beneficiary has transferred the ownership of any Exchangeable Shares in respect of which such Beneficiary is entitled to Beneficiary Votes after the close of business on the record date for such meeting or seeking of consent.

4.8	Voting by Trustee and Attendance of Trustee Representative at Meeting

(a)
In connection with each Rockford Meeting and Rockford Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.2, the Beneficiary Votes as to which such Beneficiary is entitled (or any lesser number thereof as may be set forth in the instructions) other than any Beneficiary Votes that are the subject of Section 4.8(b); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to Section 4.3.

(b)
To the extent so instructed in accordance with the terms of this Agreement, the Trustee shall sign and deliver, or cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights enabling a Beneficiary to attend a Rockford Meeting.  Upon the submission by a Beneficiary (or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Trustee or the Trustee’s representative, as the case may be, and at the Beneficiary’s request, the Trustee or such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to the Trustee or such representative, as the case may be, written revocation of any such previous instructions.  At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes in accordance with such proxy shall have the same rights in respect of such Beneficiary Votes as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

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4.9	Distribution of Written Materials

Any written materials distributed by the Trustee to the Beneficiaries pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as Rockford utilizes in communications to the holders of Rockford Shares subject to applicable regulatory requirements and to the Trustee being advised in writing of such manner and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the register of holders of Exchangeable Shares maintained by the Transfer Agent.  In connection with each such distribution, Subco shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense (a) a current List and (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.  Subco’s obligations under this Section 4.9 shall be deemed satisfied to the extent Rockford exercises its option to perform the duties of the Trustee to deliver copies of materials to each Beneficiary and Subco provides the required information and materials to Rockford.

4.10	Termination of Voting Rights

Except as otherwise provided in the Exchangeable Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall lapse and be deemed to be surrendered by the Beneficiary to Rockford or Callco, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon:

(a)	the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right;

(b)	the occurrence of the automatic exchange of Exchangeable Shares for Rockford Shares, as specified in Section 5;

(c)	the redemption or retraction of Exchangeable Shares pursuant to Sections 7 or 8, respectively, of the Exchangeable Share Provisions;

(d)
the effective date of the liquidation, dissolution or winding-up of Subco or any other distribution of the assets of Subco among its shareholders for the purpose of winding up its affairs pursuant to Section 6 of the Exchangeable Share Provisions; or

(e)
upon the purchase of Exchangeable Shares from the holder thereof by Rockford or Callco, as the case may be, pursuant to the exercise by Rockford or Callco of the Liquidation Call Right, the Redemption Call Right or the Retraction Call Right (unless, in any case, Rockford or Callco, as the case may be, shall not have delivered the requisite consideration deliverable in exchange therefor).

4.11	Disclosure of Interest in Exchangeable Shares

The Trustee or Subco shall be entitled to require any Beneficiary or any person whom the Trustee or Subco, as the case may be, knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to (a) confirm that fact or (b) give such details as to whom has an interest in such Exchangeable Share, in each case as would be required (if the Exchangeable Shares were a class of “equity shares” of Subco) under Section 102.1 of the Securities Act (Ontario), as amended from time to time, or as would be required under the articles or by-laws of Rockford or any laws or regulations, or pursuant to the rules or regulations of any regulatory agency, if and only to the extent that the Exchangeable Shares were Rockford Shares.  If a Beneficiary does not provide the information required to be provided by such Beneficiary pursuant to this Section 4.11, the board of directors of Rockford may take any action permitted under the articles or by-laws of Rockford or any laws or regulations, or pursuant to the rules or regulations of any regulatory agency, with respect to the Voting Rights relating to the Exchangeable Shares held by such Beneficiary.

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5.  EXCHANGE AND AUTOMATIC EXCHANGE

5.1	Grant and Ownership of the Exchange Right and Automatic Exchange Right

(a)
Rockford and, in the case the Exchange Right, Callco hereby grant to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries (i) the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require Rockford or Callco to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary, all in accordance with the provisions of this Agreement, and (ii) the Automatic Exchange Right.  Each of Rockford and Callco hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Right by Rockford or Callco, as the case may be, to the Trustee.

(b)
During the term of the Trust, and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Right, provided that the Trustee shall:

(i)
hold the Exchange Right and the Automatic Exchange Right and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(ii)
except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Right, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

5.2	Legended Share Certificates

Subco shall cause each certificate representing Exchangeable Shares to bear a legend notifying the Beneficiary in respect of the Exchangeable Shares represented by such certificate of (a) his, her or its right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by such Beneficiary and (b) the Automatic Exchange Right.

5.3	General Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by Trustee.  Subject to Section 6.14, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Section 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof.  To the extent that no instructions are received from any Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

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5.4	Purchase Price

The purchase price payable by Rockford or Callco, as the case may be, for each Exchangeable Share to be purchased by Rockford or Callco, as the case may be, pursuant to the exercise of the Exchange Right shall be an amount per share equal to the Exchangeable Share Price on the last Business Day prior to the day of the closing of the purchase and sale of such Exchangeable Share pursuant to such exercise of the Exchange Right, which price may be satisfied only by Rockford or Callco, as the case may be, delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, the Exchangeable Share Consideration representing such Exchangeable Share Price.

5.5	Exercise Instructions

Subject to the terms and conditions set forth herein, a Beneficiary shall be entitled upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary.  In order to cause the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of a Beneficiary, such Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal address or at such other place as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Rockford or Callco to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of the Exchangeable Shares under the Business Corporations Act (Ontario), the articles or by-laws of Subco and such additional documents and instruments as Rockford, Subco or the Trustee may reasonably require together with:

(a)
a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Rockford or Callco to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Rockford or Callco free and clear of all liens, claims, security interests and encumbrances, (iii) the names in which the certificates representing Rockford Shares issuable in connection with the exercise of the Exchange Right are to be issued, and (iv) the names and addresses of the persons to whom such new certificates should be delivered; and

(b)	payment (or evidence satisfactory to Rockford, Subco and the Trustee of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement.

If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Rockford or Callco pursuant to the exercise of the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Subco.

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5.6	Delivery of Rockford Shares; Effect of Exercise

Promptly after the receipt by the Trustee of the certificates representing the Exchangeable Shares which a Beneficiary desires Rockford or Callco to purchase pursuant to the exercise of the Exchange Right, together with a notice of exercise and such other documents and instruments specified by Section 5.5, the Trustee shall notify Rockford, Callco and Subco of its receipt of the same, which notice to Rockford, Callco and Subco shall constitute the exercise of the Exchange Right by the Trustee on behalf of such Beneficiary in respect of such Exchangeable Shares, and Rockford or Callco, as the case may be, shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary) the Exchangeable Share Consideration deliverable in connection with such exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to Rockford, Callco, Subco and the Trustee of the payment of) the taxes (if any) payable as contemplated by Section 5.8.  Immediately upon the giving of notice by the Trustee to Rockford, Callco and Subco of any exercise of the Exchange Right, as provided in this Section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary in respect of such Exchangeable Shares shall be deemed to have transferred to Rockford or Callco, as the case may be, all of such Beneficiary’s right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Exchangeable Share Consideration in respect of such Exchangeable Shares, unless such Exchangeable Share Consideration is not delivered by Rockford or Callco, as the case may be, to the Trustee for delivery to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary) within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is so delivered.  Upon the delivery of such Exchangeable Share Consideration to the Trustee, the Trustee shall promptly deliver such Exchangeable Share Consideration to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary).  Concurrently with the closing of the transaction of purchase and sale contemplated by such exercise of the Exchange Right, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Rockford Shares delivered to it pursuant to such exercise of the Exchange Right.

5.7	Exercise of Exchange Right Subsequent to Retraction

In the event that a Beneficiary has exercised its retraction right under Section 8 of the Exchangeable Share Provisions to require Subco to redeem any or all of the Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by Subco pursuant to Section 8(a)(iii) of the Exchangeable Share Provisions that Subco will not be permitted as a result of solvency requirements of applicable laws to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from Subco, and provided that neither Rockford nor Callco shall have exercised its Retraction Call Right with respect to the Retracted Shares and that the Beneficiary shall not have revoked the retraction request delivered by the Beneficiary to Subco pursuant to Section 8(a)(iv) of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Subco is unable to redeem.  In any such event, Subco hereby agrees with the Trustee, and in favour of the Beneficiary, to promptly notify the Trustee of such prohibition against Subco and to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Subco or to the Transfer Agent in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Subco is not permitted to redeem and will require Rockford or, at the option of Rockford, Callco to purchase such shares in accordance with the provisions of this Section 5.

5.8	Stamp or Other Transfer Taxes

Upon any sale of Exchangeable Shares to Rockford pursuant to the exercise of the Exchange Right or the Automatic Exchange Right, the share certificate or certificates representing the Rockford Shares to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Beneficiary in respect of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of Rockford, Callco, Subco or the Trustee shall be required to pay) any documentary, stamp, transfer of other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have evidenced to the satisfaction of Rockford, Callco, Subco and the Trustee that such taxes (if any) have been paid.

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5.9	Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Rockford and Subco shall give written notice thereof to the Trustee.  As soon as practicable after receiving notice from Rockford or Subco of the occurrence of an Insolvency Event, or upon the Trustee otherwise becoming aware of an Insolvency Event, the Trustee shall mail to each Beneficiary, at the expense of Rockford (such funds to be received in advance), a notice of such Insolvency Event in the form provided by Rockford, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10	Automatic Exchange on Liquidation of Rockford

(a)	Rockford shall give the Trustee written notice of each of the following events (each, a “Liquidation Event”) at the time set forth below:

(i)
in the event of any determination by the board of directors of Rockford to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Rockford or to effect any other distribution of assets of Rockford among its shareholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(ii)
as soon as practicable following the earlier of (A) receipt by Rockford of notice of and (B) Rockford otherwise becoming aware of any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Rockford or to effect any other distribution of assets of Rockford among its shareholders for the purpose of winding up its affairs, in each case where Rockford has failed to contest in good faith any such proceeding commenced in respect of Rockford within 10 days of becoming aware thereof.

(b)
As soon as practicable following receipt by the Trustee from Rockford of notice of a Liquidation Event, the Trustee shall give notice thereof to the Beneficiaries.  Such notice shall be provided by Rockford to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for Rockford Shares provided for in Section 5.10(c) (the “Automatic Exchange Right”).

(c)
In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Rockford Shares in the distribution of assets of Rockford in connection with a Liquidation Event, immediately prior to the effective date (the “Liquidation Event Effective Date”) of a Liquidation Event, each of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by Rockford and its affiliates) shall be automatically exchanged for one Rockford Share.  To effect such automatic exchange, Rockford shall purchase each such Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Date, and each Beneficiary shall sell each Exchangeable Shares held by it at such time, free and clear of any lien, claim or encumbrance, for a purchase price per share equal to Exchangeable Share Price on the last Business Day immediately prior to the Liquidation Event Effective Date, which price shall be satisfied in full by Rockford delivering to such holder the Exchangeable Share Consideration representing such Exchangeable Share Price.

(d)
The closing of the transaction of purchase and sale contemplated by any exercise of the Automatic Exchange Right shall be deemed to have occurred at the close of business on the Business Day immediately prior to the Liquidation Event Effective Date, and each Beneficiary shall be deemed to have transferred to Rockford all of such Beneficiary’s right, title and interest in and to the Exchangeable Shares held by such Beneficiary free and clear of any lien, claim or encumbrance and the related interest in the Trust Estate and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Rockford shall deliver or cause to be delivered to the Trustee, for delivery to such Beneficiary, the Exchangeable Share Consideration deliverable to such Beneficiary upon such exercise of the Automatic Exchange Right.  Concurrently with each such Beneficiary ceasing to be a holder of Exchangeable Shares, such Beneficiary shall be considered and deemed for all purposes to be the holder of the Rockford Shares included in the Exchangeable Share Consideration to be delivered to such Beneficiary and the certificates held by such Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Rockford pursuant to the exercise of the Automatic Exchange Right shall thereafter be deemed to represent the Rockford Shares issued to such Beneficiary by Rockford pursuant to the exercise of the Automatic Exchange Right.  Upon the request of any Beneficiary and the surrender by such Beneficiary of Exchangeable Share certificates deemed to represent Rockford Shares, duly endorsed in blank and accompanied by such instruments of transfer as Rockford may reasonably require, Rockford shall deliver or cause to be delivered to such Beneficiary certificates representing the Rockford Shares of which the Beneficiary is the holder.

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5.11	Withholding Rights

Rockford, Callco, Subco and the Trustee shall be entitled to deduct and withhold from any dividend, distribution, price or other consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Rockford Shares such amounts as Rockford, Callco, Subco or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or United States tax laws or any provision of provincial, state, local or foreign tax laws, in each case as amended or succeeded.  The Trustee may act and rely on the advice of counsel with respect to such matters.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing agency.  To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Rockford, Callco, Subco and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Rockford, Callco, Subco or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Rockford, Callco, Subco or the Trustee, as the case may be, shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale.

6.  CONCERNING THE TRUSTEE

6.1	Powers and Duties of the Trustee

(a)	The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

(i)	receipt and deposit of the Special Voting Share from Rockford as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(ii)	granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

(iii)	voting the Beneficiary Votes in accordance with the provisions of this Agreement;

(iv)
receiving the grant of the Exchange Right from Rockford and Callco, and the Automatic Exchange Right from Rockford, as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(v)
exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Right, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries any requisite documents and distributing to such Beneficiaries the Exchangeable Share Consideration to which such Beneficiaries are entitled pursuant to the exercise of the Exchange Right or the Automatic Exchange Right, as the case may be;

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(vi)	holding title to the Trust Estate;

(vii)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

(viii)	taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Rockford, Callco and Subco under this Agreement; and

(ix)	taking such other actions and doing such other things as are specifically provided in this Agreement to be carried out by the Trustee.

(b)
In the exercise of such rights, powers, duties and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust.  Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

(c)
The Trustee, in exercising its rights, powers, duties and authorities hereunder, shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(d)
The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2	No Conflict of Interest

The Trustee represents to Rockford, Callco and Subco that, at the date of execution and delivery of this Agreement, there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity.  The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 9.  If, notwithstanding the foregoing provisions of this Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest.  If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Ontario Superior Court of Justice for an order that the Trustee be replaced as Trustee hereunder.

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6.3	Dealings with Transfer Agents, Registrars, etc.

(a)	Each of Rockford, Callco and Subco irrevocably authorizes the Trustee, from time to time, to:

(i)
consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Rockford Shares; and

(ii)
requisition, from time to time, from any such registrar or transfer agent, any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement.

(b)
Each of Rockford and Callco covenants that it shall supply the Trustee or its transfer agent, as the case may be, in a timely manner with duly executed share certificates for the purpose of completing the exercise from time to time of all rights to acquire Rockford Shares hereunder, under the Exchangeable Share Provisions and under any other security or commitment given to the Beneficiaries pursuant thereto, in each case pursuant to the provisions hereof or of the Exchangeable Share Provisions or otherwise.

6.4	Books and Records

The Trustee shall keep available for inspection by Rockford, Callco and Subco at the Trustee’s principal address correct and complete books and records of account relating to the Trustee’s actions under this Agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Right.  On or before December 31, 2013, and on or before December 31 in every year thereafter, so long as the Special Voting Share is registered in the name of the Trustee, the Trustee shall transmit to Rockford, Callco and Subco a brief report, dated as of the preceding August 31st, with respect to:

(a)	the property and funds comprising the Trust Estate as of that date;

(b)
the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance and delivery by Rockford or Callco of Rockford Shares in connection with the Exchange Right, during the year ended on such August 31st; and

(c)	any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported.

6.5	Income Tax Returns and Reports

The Trustee shall, to the extent necessary, prepare and file, or cause to be prepared and filed, on behalf of the Trust appropriate Canadian income tax returns and any other returns or reports as may be required by applicable laws or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded.  In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable.  If requested by the Trustee, Rockford shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

6.6	Indemnification Prior to Certain Actions by Trustee

(a)
The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to Section 4, subject to Section 6.14, and with respect to the Exchange Right and the Automatic Exchange Right pursuant to Section 5.

(b)
None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

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6.7	Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter.  In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Right or the Automatic Exchange Right except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8	Reliance Upon Declarations

The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this Agreement.

6.9	Evidence and Authority to Trustee

(a)
Rockford, Callco and/or Subco shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Rockford, Callco and/or Subco or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including in respect of the Voting Rights, the Exchange Right or the Automatic Exchange Right and the taking of any other action to be taken by the Trustee at the request of or on the application of Rockford, Callco and/or Subco promptly if and when:

(i)	such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 6.9; or

(ii)
the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Rockford, Callco and/or Subco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

(b)
Such evidence shall consist of an Officer’s Certificate of Rockford, Callco and/or Subco or a statutory declaration made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

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(c)
Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Right or the taking of any other action to be taken by the Trustee at the request or on the application of Rockford, Callco and/or Subco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by such person; provided, however, that if such a report or opinion is furnished by a director, officer or employee of Rockford, Callco and/or Subco it shall be in the form of an Officer’s Certificate or a statutory declaration.

(d)
Each Officer’s Certificate, statutory declaration, report or opinion furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(i)	declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;

(ii)	describing the nature and scope of the examination or investigation upon which such person based the Officer’s Certificate, statutory declaration, report or opinion; and

(iii)
declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

6.10	Experts, Advisers and Agents

The Trustee may:

(a)
in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert, whether retained by the Trustee or by Rockford, Callco and/or Subco or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

(b)	employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder; and

(c)
pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

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6.11	Investment of Moneys Held by Trustee

Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested or reinvested in the name or under the control of the Trustee in securities in which trustees are authorized to invest trust moneys under applicable laws, provided that such securities are stated to mature within two years after their purchase by the Trustee and the Trustee shall so invest such money on the written direction of Subco.  Pending the investment of any money as herein provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Ontario at the rate of interest then current on similar deposits.  The Trustee shall not be held liable for any losses incurred in the investment of any funds as herein provided and all interest on monies held by or on behalf of the Trustee shall be for the account of Subco and held by the Trustee for the benefit of Subco.

6.12	Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

6.13	Trustee Not Bound to Act on Request

Except as otherwise specifically provided in this Agreement, the Trustee shall not be bound to act in accordance with any direction or request of Rockford, Callco and/or Subco or of the respective directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.  The Trustee shall have the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation or regulation. Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation or regulation, then it shall have the right to resign on 10 days written notice to the other parties to this Agreement, provided that (a) the Trustee’s written notice shall describe the circumstances of such non-compliance and (b) if such circumstances are rectified to the Trustee’s satisfaction within such 10 day period, such resignation shall not be effective.

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6.14	Conflicting Claims

(a)
If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands.  In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands.  The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(i)
the rights of all adverse claimants with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

(ii)
all differences with respect to the Voting Rights, Exchange Right, Automatic Exchange Right or other rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

(b)
If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.15	Acceptance of Trust

The Trustee hereby accepts the Trust created and provided for, by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

6.16	Third Party Interests

Each party to this Agreement hereby represents to the Trustee that any account to be opened by, or interest to be held by the Trustee in connection with this Agreement, for or to the credit of such party, either (a) is not intended to be used by or on behalf of any third party or (b) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Trustee’s prescribed form as to the particulars of such third party.

6.17	Privacy

The parties acknowledge that Canadian federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement.  Despite any other provision of this Agreement, no party shall take or direct any action that would contravene, or cause the others to contravene, applicable Privacy Laws.  The parties shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws.  Specifically, the Trustee agrees (a) to protect personal information and to receive and respond to any privacy complaint or inquiry, (b) to use personal information solely for the purposes of providing its services under or ancillary to this Agreement and not to use it for any purpose except with the consent of or direction from the other parties or the individual involved, (c) not to sell or otherwise improperly disclose personal information to any third party and (d) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

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7.  COMPENSATION

7.1	Fees and Expenses of the Trustee

Rockford, Callco and Subco jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and shall reimburse the Trustee for all reasonable expenses (including taxes (other than taxes based on the net income or capital of the Trustee), fees paid to legal counsel and other experts and advisors and agents and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, in each case reasonably incurred by the Trustee in connection with its duties under this Agreement; provided, however, that Rockford, Callco and Subco shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation or any such proceedings in which the Trustee is determined to have acted in bad faith or with fraud, gross negligence, recklessness or wilful misconduct.

8.  INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1	Indemnification of the Trustee

(a)
Rockford, Callco and Subco jointly and severally agree to indemnify and hold harmless the Trustee and each of its agents appointed and acting in accordance with this Agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee’s legal counsel) which, without bad faith, fraud, gross negligence, recklessness or wilful misconduct on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Rockford, Callco or Subco pursuant hereto.

(b)
The Trustee shall promptly notify Rockford, Callco and Subco of a claim or of any action commenced against any Indemnified Parties promptly after the Trustee or any of the Indemnified Parties shall have received written assertion of such a claim or action or have been served with a summons or other first legal process giving information as to the nature and basis of the claim or action; provided, however, that the omission to so notify Rockford, Callco or Subco shall not relieve Rockford, Callco or Subco of any liability which any of them may have to any Indemnified Party except to the extent that any such delay prejudices the defence of any such claim or action or results in any increase in the liability which Rockford, Callco or Subco have under this indemnity.  Subject to (ii) below, Rockford, Callco and Subco shall be entitled to participate at their own expense in the defence and, if Rockford, Callco and Subco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim.  The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless (i) the employment of such counsel has been authorized by Rockford, Callco or Subco or (ii) the named parties to any such suit include both the Trustee and Rockford, Callco or Subco and the Trustee shall have been advised by counsel acceptable to Rockford, Callco and Subco that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Rockford, Callco or Subco and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Rockford, Callco and Subco shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).  This indemnity shall survive the termination of the Trust and the resignation or removal of the Trustee.

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8.2	Limitation of Liability

The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to bad faith, fraud, gross negligence, recklessness or wilful misconduct on the part of the Trustee.

9.  CHANGE OF TRUSTEE

9.1	Resignation

The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Rockford, Callco and Subco specifying the date on which it desires to resign, provided that such notice shall not be given less than 30 days before such desired resignation date unless Rockford, Callco and Subco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee.  Upon receiving such notice of resignation, Rockford, Callco and Subco shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee.  Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement.  If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, Rockford, Callco and Subco shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

9.2	Removal

The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days’ prior notice by written instrument executed by Rockford, Callco and Subco, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that such removal shall not take effect until the date of acceptance of appointment by the successor trustee.

9.3	Successor Trustee

Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Rockford, Callco and Subco and to its predecessor trustee an instrument accepting such appointment.  Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement.  However, on the written request of Rockford, Callco and Subco or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon the request of any such successor trustee, Rockford, Callco, Subco and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Notwithstanding the foregoing, any corporation to which all or substantially all of the business of the Trustee is transferred shall automatically become the successor trustee without any further act.

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9.4	Notice of Successor Trustee

Upon acceptance of appointment by a successor trustee as provided herein, Rockford, Callco and Subco shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List.  If Rockford, Callco or Subco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Rockford, Callco and Subco.

10.  ROCKFORD SUCCESSORS

10.1	Certain Requirements in Respect of Combination, etc.

So long as any Exchangeable Shares not owned by Rockford or its affiliates are outstanding, Rockford shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom, provided that it may do so if:

(a)
such other person or continuing corporation (the “Rockford Successor”), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the Rockford Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Rockford Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Rockford under this Agreement; and

(b)
such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

10.2	Vesting of Powers in Successor

Whenever the conditions of Section 10.1 have been duly observed and performed, the parties, if required by Section 10.1, shall execute and deliver the supplemental trust agreement provided for in Section 11 and thereupon the Rockford Successor and such other person that may then be the issuer of the Rockford Shares shall possess and from time to time may exercise each and every right and power of Rockford under this Agreement in the name of Rockford or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Rockford or any officers of Rockford may be done and performed with like force and effect by the directors or officers of such Rockford Successor.

10.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing (a) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Rockford with or into Rockford, (b) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of Rockford, provided that all of the assets of such subsidiary are transferred to Rockford or another wholly-owned direct or indirect subsidiary of Rockford, (c) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of Rockford among the shareholders of such subsidiary for the purpose of winding up its affairs and (d) any such transactions which are expressly permitted by this Section 10.

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10.4	Successor Transactions

Notwithstanding the foregoing provisions of this Section 10, in the event of a Rockford Control Transaction:

(a)
in which Rockford merges or amalgamates with, or in which all or substantially all of the then outstanding Rockford Shares are acquired by, one or more other corporations to which Rockford is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the Income Tax Act (Canada) (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (ii) of that definition; and

(c)
in which all or substantially all of the then outstanding Rockford Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such Rockford Control Transaction, owns or controls, directly or indirectly, Rockford, then, (i) all references herein to “Rockford” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “Rockford Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the exchange of such shares pursuant to this Agreement immediately subsequent to the Rockford Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or the exchange of such shares pursuant to this Agreement had occurred immediately prior to the Rockford Control Transaction and the Rockford Control Transaction was completed) without any need to amend the terms and conditions of this Agreement and without any further action required and (ii) Rockford shall cause the Other Corporation to deposit one or more voting securities of such Other Corporation to allow the Beneficiaries to exercise voting rights in respect of the Other Corporation substantially similar to those provided for in this Agreement.

11.  AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

11.1	Amendments, Modifications, etc.

Subject to Section 11.2, this Agreement may not be amended or modified except by an agreement in writing executed by Rockford, Callco, Subco and the Trustee and approved by the Beneficiaries in accordance with Section 11(b) of the Exchangeable Share Provisions.

11.2	Permitted Amendments

Notwithstanding the provisions of Section 11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

(a)
adding to the covenants of any or all parties hereto for the protection of the Beneficiaries if the board of directors of each of Rockford, Callco and Subco shall be of the good faith opinion and the Trustee, acting on the advice of counsel, shall be of the opinion that such additions will not be prejudicial in any material respect to the rights or interests of the Beneficiaries as a whole;

(b)	evidencing the succession of Rockford Successors and the covenants of and obligations assumed by each such Rockford Successor in accordance with the provisions of Section 10;

(c)
making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions arising hereunder which, in the good faith opinion of the board of directors of each of Rockford, Callco and Subco and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries as a whole, it may be expedient to make, provided that each such board of directors and the Trustee shall be of the good faith opinion, after consultation with counsel, that such amendments or modifications will not be prejudicial in any material respect to the rights or interests of the Beneficiaries as a whole; or

(d)
making such changes or corrections which, on the advice of counsel to Rockford, Callco, Subco and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that each such board of directors and the Trustee shall be of the good faith opinion that such changes or corrections will not be prejudicial in any material respect to the rights or interests of the Beneficiaries as a whole.

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11.3	Meeting to Consider Amendments

Subco, at the request of Rockford, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto.  Any such meeting or meetings shall be called and held in accordance with the articles and by-laws of Subco, the Exchangeable Share Provisions and all applicable laws.

11.4	Changes in Capital of Rockford and Subco

At all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Rockford Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Rockford Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

11.5	Execution of Supplemental Trust Agreements

Notwithstanding the provisions of Section 11.1, from time to time Rockford, Callco and Subco (in each case, when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)
evidencing the succession of Rockford Successors and the covenants of and obligations assumed by each such Rockford Successor in accordance with the provisions of Section 10 and the successors of the Trustee or any successor trustee in accordance with the provisions of Section 9;

(b)
making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Right which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Rockford, Callco, Subco, the Trustee or this Agreement; and

(c)
for any other purposes not inconsistent with the provisions of this Agreement, including to make or evidence any amendment or modification to this Agreement as contemplated hereby; provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

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12.  TERMINATION

12.1	Term

The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Beneficiary; and

(b)	each of Rockford, Callco and Subco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 11(b) of the Exchangeable Share Provisions.

12.2	Survival of Agreement

This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Section 7 and Section 8 shall survive any such termination of this Agreement.

13.  GENERAL

13.1	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

13.2	Enurement

This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.

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13.3	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this Agreement shall be sufficiently given if delivered in person or if emailed with electronic confirmation of delivery to the parties at the following addresses:

(a)	In the case of Rockford, Callco or Subco to the following address:

Rockford Minerals Inc.
369 Shuter Street
Toronto, ON M5A 1X2

Attention:        Gregory Neely
Email:             greg@forgemedia.ca

(b)	In the case of Trustee to:

John Marmora
1057 Parkinson Road, Unit 9
Woodstock, ON N4S 7W3

Email:             jmarmora@tropicspatan.com

or at such other address as the party to which such notice or other communication is to be given has last notified the party given the same in the manner provided in this section, and if not given the same shall be deemed to have been received on the date of such delivery or sending.

13.4	Notice to Beneficiaries

Any notice, request or other communication to be given to a Beneficiary shall be in writing and shall be valid and effective if given by mail (postage pre-paid or by delivery, to the address of the holder recorded in the securities register of Subco or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder.  Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery.  The accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken pursuant thereto.

13.5	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.6	Jurisdiction

This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

13.7	Attornment

Each of Rockford, Callco, Subco and the Trustee agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction, and Rockford hereby appoints Subco at its registered office in the Province of Ontario as attorney for service of process.

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IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ROCKFORD MINERALS INC.

Per:      /s/ Gregory Neely
Name:  Gregory Neely
Title:     President

1896431 ONTARIO INC.

Per:      /s/ Gregory Neely
Name:  Gregory Neely
Title:     President

1896432 ONTARIO INC.

Per:      /s/ Gregory Neely
Name:  Gregory Neely
Title:     President

/s/ John Marmora
JOHN MARMORA

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